Exhibit 10.37

CONFIDENTIAL TREATMENT REQUESTED

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This MASTER PURCHASE AND SALE AGREEMENT No. 07-1280, including Exhibits A through Q/U, (Agreement) is entered into on June 14th, 2007 (Effective Date) between Nortel Networks Inc., a Delaware corporation, with offices at 4001 E. Chapel Hill, Nelson Hwy, Research Triangle Park, NC 27709, USA (Nortel Networks) and ANDA Networks, Inc. a Delaware corporation with offices located at 247 Santa Ana Court, Sunnyvale, CA 94085 (Seller).

0	Introduction

0.1	Definitions

0.1.1	Affiliate means one or more of the following (a) a Joint Venture; or (b) an entity of which Nortel Networks Corporation, Nortel Networks Inc. or Nortel Networks Limited owns between 20% and 50% of the voting securities or other control mechanism, or (c) an entity that is under common control with Nortel Networks Inc. or Nortel Networks Limited by between 20% and 50% of the voting stock, shares or voting power of the entity and Nortel Networks Inc. or Nortel Networks Limited, and which may be located in the regions described in the attached Exhibit Q, as such Exhibit may be revised from time to time.

0.1.2	Backward Compatible means as defined by the SQRM

0.1.3	BCP (Business Continuity Plan) will have the meaning set out in Subsection 6.4.1.

0.1.4	Blanket Purchase Order means an order for Products without a Delivery Date, issued under this Agreement by Nortel or a purchasing Subsidiary or Affiliate that is a valid order for Products only to the extent Releases are subsequently issued for specific quantities of the Products.

0.1.5	Business Day means any day other than a non-working day or statutory holiday observed in the jurisdiction where a right is to be exercised or an obligation to be executed hereunder.

0.1.6	Changes and Change Order will have the meaning set out in Section 5 of this Agreement.

0.1.7	Confidential Information means information disclosed by Nortel or Seller to the other party that is designated at the time of disclosure as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by Nortel and Seller, exercising reasonable business judgment, to be confidential.

0.1.8	Customized Hardware means Hardware which has been modified by Seller pursuant to the request of Nortel Networks, either pursuant to a Statement of Work under the Development Agreement or as set out in the Specifications herein for Seller’s products for resale or OEM products.

0.1.9	Delivery Date means the P.O. or Release date for delivering to the FCA Delivery Location.

0.1.10	Delivery Location means Nortel customer site, unless otherwise agreed in writing on a case-by-case basis by the parties.

0.1.11	Design Acceptance means Nortel’s acceptance of a Product for commercial use after the Product has successfully completed the Design Acceptance Program described in the SQRM

0.1.12	End User means any person or entity that purchases the Products from Nortel Networks or its Affiliates for its own internal use and not for resale or distribution.

0.1.13	Epidemic Failure will have the meaning set out in Subsection 11.9 of this Agreement.

0.1.14	Firmware means machine-executable code resident in devices forming part of the Hardware.

0.1.15	FCA means free carrier (i.e., Seller delivers the Products, cleared for export, at the Delivery Location to the carrier nominated by Nortel), as set out under the International Chamber of Commerce document, ÏNCOTERMS 2000, as amended or updated from time to time.

0.1.16	Field-Replaceable Unit (FRU) means replacement parts, sub-assemblies, circuit cards, modules and other electronic and mechanical assemblies that may be replaced wherever the applicable Product is located (e.g., an end-user or Affiliate’s location).

0.1.17	Force Majeure means all acts or events beyond the reasonable control of a party. This definition shall not include any act or event that would have been reasonably prevented by such party, or any act or event, to the extent that the effects of such act or event would have been substantially mitigated, by implementation of a Business Continuity Plan as required under Section 6.4, unless Seller demonstrates that it has made a good faith effort to implement such a plan.

0.1.18	Hardware means the hardware and Firmware components of the Products.

0.1.19	Indemnified Party will mean the party receiving indemnity pursuant to Section 18.1 of this Agreement.

0.1.20	Indemnifying Party will mean the party providing indemnity pursuant to Section 18.1 of this Agreement.

0.1.21	Infringement Claim Liabilities will have the meaning set out in Section 18.1 of this Agreement.

0.1.22	Joint Venture means a business enterprise with a limited scope and duration between Nortel and a third party.

0.1.23	Maintenance Releases mean any published changes, additions or corrections to the Software that primarily include maintenance modifications. Maintenance Releases undergo extensive regression testing, stress testing, and other tests to ensure that the release is reliable, has adequate performance, and that no new software defects have been introduced into the release. There may be a small number of feature changes in an update if required in order to fix software deficiencies, but otherwise significant new functionality shall be deferred until the next Major Release. Maintenance Releases shall be Backward Compatible.

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0.1.24	Major Release means any modifications to the Software that contain significant new features, changes or additions that provide additional value and utility as a new product. Each new Major Release shall be Backward Compatible.

0.1.25	Manufacturing Licensee means a third party that has a written agreement with Nortel allowing the third party to (a) manufacture or integrate Products and/or (b) lease, sell, sublicense or distribute Products, using Seller’s, Nortel’s or the licensee’s brand name, as applicable.

0.1.26	PEC means Nortel’s product engineering code.

0.1.27	Prices means the prices and rates for the Products and services set out in Exhibits A and D.

0.1.28	Product means Seller’s Hardware and Software products listed in Exhibits A and D that have achieved Design Acceptance, including related support services (e.g., technical support and warranty repair and return). Product includes related Product Documentation and FRUs.

0.1.29	Product Acceptance means Nortel’s acceptance of an installed Product, based on the Product Acceptance Testing requirements set out in Section 2 of Exhibit E.

0.1.30	Product Documentation will have the meaning set out in Section 15 of this Agreement.

0.1.31	Product Liabilities will have the meaning set out in Section 18.1 of this Agreement.

0.1.32	Product Warranty Period will have the meaning set out in Section 11.1 of this Agreement.

0.1.33	Proprietary Items has the meaning set out in Section 6.6 of this Agreement.

0.1.34	Purchase Order or P.O. means any order issued under this Agreement by Nortel or a purchasing Subsidiary or an Affiliate for the purchase of Products or Repair Services.

0.1.35	Release means a written or verbal communication (confirmed in writing within 2 days), requesting a Delivery Date for a quantity of Products or Repair Services under a Blanket Purchase Order.

0.1.36	Repair Period means a period of up to 10 business days for repair or replacement of a defective Product and return shipment by Seller to Nortel or its designee (e.g., customer) of the repaired Product or replacement Product, as applicable, unless otherwise agreed in writing by the parties. The Repair Period will commence on the date that Seller receives the defective Product from Nortel or Nortel customer at a location designated in advance in writing by Seller. The Repair Period will end when Seller has delivered the replacement Product to a common carrier for return shipment. On a case by case basis, should Nortel desire a reduced Repair Period of up to 5 business days, then that reduced Repair Period requirement will be requested during Nortel’s request for and Seller’s issue of the RMA for the defective Product requiring the Expedited Repair service, in which case Seller will charge Nortel an expedited repair fee as specified in Table D-2 of Exhibit D of this Agreement

0.1.37	Repair Services means (a) Hardware repair services described in Section 12 of this Agreement and (b) Software technical assistance described in Section 14 of this Agreement.

0.1.38	Repair Services Pool means a stock of FRUs that will be maintained by Seller during the Term at a location to be agreed upon in writing by the parties. The Repair Services Pool may consist of new FRUs or previously used FRUs, refurbished to conform to the Specifications. The size of the Repair Services Pool will be agreed upon in writing by the parties; provided, at a minimum it must be sufficient to provide Nortel with FRU replacement Product within 10 business days of (as applicable) (a) Nortel’s request for a replacement, for which a fee may be applied by Seller as specified in Table D-1, Exhibit D of this Agreement (b) the end of the Repair Period, if Seller is unable to repair a returned Product, or (c) the parties’ agreeing that the Product is in warranty but Uneconomical To Repair.

0.1.39	Replacement Rate (RpR) means the percentage of units of a Product purchased during any consecutive 12 months of the Term that Nortel returns to Seller because of a defect of any kind, excluding no fault found returns, as described in Exhibit G, Subsection 2.7.7.

0.1.40	Software means software programs (in machine-readable object code) provided by Seller that provide basic logic, operating and user-related application instructions and network management information for use with the Hardware

0.1.41	Sole Source Supplier will have the meaning in Section 6.3.

0.1.42	Specifications means the specifications in (a) Exhibit B (Part I) (including any security requirements), (b) Design Acceptance and Product Acceptance test specifications and (c) specifications for installation and testing and reliability of the Products in the field.

0.1.43	Subsidiary means an entity that directly or indirectly (a) is controlled by Nortel Networks Corporation by fifty percent (50%) or more of the voting stock, shares or voting power and which are listed in the attached Exhibit Q, as such Exhibit may be revised from time to time.

0.1.44	Tax means foreign, federal, state, provincial, local (e.g., sales, use, excise, value-added, goods and services) and all other taxes with respect to Nortel’s purchases under this Agreement, except withholding taxes.

0.1.45

Uneconomical To Repair (UTR) means that (a) a Product is beyond repair due to physical damage; (b) a Product cannot be changed, modified, or upgraded from the current release of the Product to the next release acceptable to Nortel; (c) in response to a requested Product repair Seller characterizes the request as “no fault found” for the third consecutive time; (d) a Product has

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already been through the repair process three (3) times; or, (e) a Product has exceeded the limit placed on the number of repairs a Product may undergo, as mutually agreed in writing by the parties.

0.1.46	Updates will have the meaning in Section 3.

0.2	List of Exhibits Included in this Agreement –

0.2.1	EXHIBIT A - PRICES, DISCOUNTS AND COST REDUCTIONS
0.2.2	EXHIBIT B - PRODUCT SPECIFICATIONS, MARKING AND LABELING
0.2.3	EXHIBIT C - DEMAND-PULL PROGRAM AND VENDOR MANAGED INVENTORY
0.2.4	EXHIBIT D - TECHNICAL SUPPORT SERVICES AND REPAIR RATES
0.2.5	EXHIBIT E - ACCEPTANCE PROGRAM AND TESTING
0.2.6	EXHIBIT F - CHANGES
0.2.7	EXHIBIT G - REPORTS
0.2.8	EXHIBIT H - HARDWARE WARRANTY AND POST WARRANTY SUPPORT
0.2.9	EXHIBIT H - ATTACHMENT 1 - SELLER’S PROCEDURE FOR RETURN OF PRODUCTS FOR REPAIR
0.2.10	EXHIBIT I - TRAINING, MARKETING SUPPORT AND SOFTWARE TECHNICAL ASSISTANCE
0.2.11	EXHIBIT J - DOCUMENTATION
0.2.12	EXHIBIT K - HAZARDOUS MATERIALS REGULATIONS
0.2.13	EXHIBIT L - LOGISTICS – EXPORT, TRADE AND SHIPPING REQUIREMENTS
0.2.14	EXHIBIT M - DEBARMENT CERTIFICATE
0.2.15	EXHIBIT N - SECURITY VULNERABILITY SUPPORT REQUIREMENTS
0.2.16	EXHIBIT O - INFORMATION SYSTEMS SECURITY
0.2.17	EXHIBIT P - List of Open Source software used by Seller and their license agreement
0.2.18	EXHIBIT Q - AFFILIATES

1.	Scope

1.1	In addition to Nortel’s purchasing under this Agreement, Nortel may notify Seller in writing that the Subsidiary or Affiliate named in the notice may purchase under this Agreement. This Agreement will apply to all purchases of Products by the named Subsidiaries and Affiliates, as if each were “Nortel” and a signatory to this Agreement. Each purchase by a Subsidiary or Affiliate will create contractual rights and obligations under this Agreement solely between the purchasing Subsidiary or Affiliate and Seller. The Subsidiaries and Affiliates listed in Exhibit Q are entitled to purchase under this Agreement, the parties may mutually agree to update the Exhibit Q at any time.

1.2	Seller will notify Nortel about a new Seller product within [*] of Seller’s authorizing its general release.

1.3	Either party may research, develop, manufacture or market products or systems similar to the Products. If such products or systems are based on the intellectual property or Confidential Information of the other party, the parties shall negotiate a separate licensing agreement prior to the researching, developing, manufacturing or marketing such products or systems similar to the Products

2.	Term – This Agreement will take effect on the Effective Date and continue in effect for [*] unless either Seller or the Nortel entity that signed this Agreement gives 60 days advance termination notice to the other party.

2.1	Termination and Continuation of Rights – The termination right in this Section 2 is in addition to, and not in lieu of, any other rights of the terminating party at law or in equity or under this Agreement.

2.1.1	After this Agreement terminates, (a) all of Seller’s obligations to Nortel’s customers and end user customers will continue, and (b) Seller will allow Nortel (i) to obtain Product support and maintenance from Seller (including Updates) for paid-for Products, and (ii) to provide the support and maintenance to Nortel’s customers and their end-user customers that have an effective support agreement from Seller and Seller shall provide at a mutually agreed upon fee from Nortel sufficient training for Nortel to carry out the post-termination support and maintenance, including, but not limited to, troubleshooting guides, technical bulletins, notification of known issues and security vulnerabilities, and training and access to advanced troubleshooting tools and knowledge management systems for the period that the described Products are still in the active lifecycle phase.

2.1.2	If this Agreement is terminated for any reason, Nortel may issue a Purchase Order any time during the 180-day period after the date of termination, as long as Nortel takes delivery of the Products ordered within 365 days of the date of termination based on a valid Purchase Order from Nortel.

2.1.3	The following sections 3.3, 11, 12, 14, 16, 18, 19, 21, 22, 23.1, 23.6, 23.7, 23.9, 23.12 and 23.13 shall survive the termination of the Agreement and will be effective after termination.

3.	Grant of Rights – Seller grants to Nortel the non-exclusive, worldwide right to: (a) distribute, copy, have copied, license and sub-license the Software for use with the Hardware; and (b) distribute, sell and resell the Hardware Nortel may sub-license the Software to end users in accordance with the software license terms and conditions on which Nortel licenses its own proprietary software (Nortel Software Licence). The Software license grant includes at no additional charge all

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patches, bug fixes and maintenance releases (“Updates”) for the current and next to most current release of the Software. Seller agrees that Nortel will have the right to post Updates on its support web site for distribution to its customers in accordance with Nortel’s standard entitlement and distribution process. With every Update Seller will provide Nortel with validation suite of test cases, as well as, fix identifications that Nortel can use for integration and regression testing. The validation suites must be the same as, or a superset of, the test cases used by Seller for its own software integration and regression testing.

3.1	Seller will (a) make reasonable efforts to provide documented porting tools via applications release notes that will facilitate the conversion of existing Products to new or modified Software interfaces, and (b) provide Software upgrade guidelines, training and assistance to Nortel as reasonably required by Nortel to provide Nortel’s customers with seamless Software upgrades.

3.2	Seller will notify Nortel promptly about any Updates Seller provides to Nortel. In addition, at no additional charge Seller will provide the same Updates, including a detailed description and installation instructions, to Nortel within [*] calendar days of Seller’s providing an Update to Nortel.

3.3	Post-Termination Grant of Rights. Upon expiration of the term or termination of this Agreement, subject to the terms and conditions of this Subsection 3.3, Seller hereby grants to Nortel, and Nortel hereby accepts, a worldwide, nonexclusive right to use, license, distribute, copy, reproduce, perform and display (publicly or otherwise) the Software, the Courseware (as defined in Exhibit I) and the Developed Courseware (as defined in Exhibit I) for use solely with the Hardware purchased by Nortel, Nortel’s customers or Nortel’s end user customers (each a “Nortel Purchaser”) for so long as such Hardware is owned by and in use by such Nortel Purchaser. Pursuant to Nortel’s own proprietary software license, the software license shall prohibit each Nortel Purchaser from (i) decompile, disassemble or otherwise attempt to derive the source code of the Software, except to the extent expressly permitted by applicable law,

3.4	Restrictions. Except as expressly permitted herein in this Section 3, Nortel shall not (i) decompile, disassemble or otherwise attempt to derive the source code of the Software, except to the extent expressly permitted by applicable law, but only after Nortel notifies Seller in writing (ii) copy or use the Software (including the Documentation) except as expressly permitted by this Section 3, or (iii) re-license, sublicense, rent or lease the Software or use the Software for third-party training, commercial time-sharing or service bureau use. Except as expressly permitted herein in this Section 3, Nortel’s Software License will prohibit each Nortel Purchaser from (i) decompiling, disassembling or otherwise attempting to derive the source code of the Software, except to the extent expressly permitted by applicable law; to the extent that Nortel is aware that a Nortel Purchaser is decompiling, disassembling or otherwise attempting to derive the source code of the Software then Nortel will notify Seller in writing (ii) copying or using the Software (including the Documentation) except as expressly permitted by this Subsection 3, or (iii) re-licensing, sublicensing, renting or leasing the Software or use the Software for third-party training, commercial time-sharing or service bureau use.

4.	Acceptance or Rejection of Products Delivered

4.1	If Products do not conform to the related P.O. or Release, Nortel must give Seller a detailed notice describing the nonconformity. Nortel shall give Seller [*] to replace, correct or remedy the non-conforming product(s). Should Seller be unable to remedy the nonconformance Nortel may (a) reject all or part of the Products, (b) cancel all or part of the Purchase Order, and (c) return the Products at Seller’s expense for a full refund of the purchase Price By Nortel’s notifying Seller that the applicable Product has successfully achieved Design Acceptance (as per Exhibit E) or Nortel’s paying for all or part of the Products under a P.O. or Release, Nortel will not be waiving its right to reject such Products

4.2	Return of Products – At no additional charge Nortel will have the right to return any and all Products to Seller provided that the Products are unused and are not subject to the cancellation criteria as specified in Exhibit C, section 8 – Cancellation of Purchase Orders

4.2.1	If Nortel returns Products to Seller in accordance Section 4.2 above, and if Nortel has already paid Seller for the Products, Nortel will have the right to request in writing that Seller (a) issue a credit memo to Nortel for the amount paid for the returned Products; or, (b) within 60 days of Nortel’s written request remit the amount paid by Nortel for the Products. Seller will comply with Nortel’s request. However, if Nortel has not paid Seller for the Products returned to Seller, then Seller will cancel any invoice sent by Seller for the Products.

5.	Changes – Seller must notify Nortel of all proposed changes that affect processes (e.g., a change in manufacturing location) or form, fit, function, performance or Prices of Products (Changes) in accordance with the SQRM and Exhibit F. If requested by Nortel, Seller must make unchanged Product available for purchase until the first changed Products ordered have undergone Design Acceptance. If Seller implements a Change without the described written notice, Nortel will not be obligated to pay for the Changes.

6.	Certification, Quality Control and Supply Management Requirements

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6.1	Certification – Seller or Seller’s contract manufacturing partners will have, or be actively pursuing, the quality registration requirements as set forth in the SQRM, Seller must obtain all certifications identified as being required by Nortel as listed in Exhibit B Section 2, 2.1 Certifications, during the first 90 days after the Effective Date. Seller will promptly notify Nortel of any loss of, or change in, its certification status.

6.1.1	In addition to the quality certifications described above, Seller will conform to and maintain standards and certifications reasonably requested by Nortel from time to time and agreed upon in writing by the parties, including, but not limited to, a common criteria certification for a particular class of Products, engineering model standards (e.g., capability maturity model), and standards that may be required in a country into which a Product is being sold. Such agreement shall detail who is financially responsible for such certifications.

6.2	Quality Control and Reliability Requirements

6.2.1	All Products must comply with the Specifications. Nortel may request changes to the Specifications (e.g., changes in quality and reliability target metrics or customization of Seller’s products to Nortel’s specifications) or may request that additional quality and reliability standards be met by Seller, based on requirements imposed by Nortel’s customers.

6.2.1.1	Seller will not unreasonably refuse to comply with a request or delay complying with the request and the parties will negotiate in good faith any amendments to Exhibits A and B to include the new customized Product, amended Prices and new Specifications.

6.2.1.2	Seller will comply with the requirements set out in Nortel’s Supplier Quality Requirements Manual (SQRM), as it may be revised by Nortel from time to time and represents that it has reviewed and understands the SQRM in that regard.

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Seller will test and inspect Products prior to shipment, using its testing and inspection procedures, which Seller will provide to Nortel upon request, Seller will keep detailed test and inspection records and make them available to Nortel upon request, including but not limited to, details of test strategy, test coverage and trend data for Products, and regulatory compliance certification. In addition (a) upon Nortel’s request Seller will demonstrate to Nortel’s reasonable satisfaction that a particular Product complies with any reliability data set out in the Specifications, and (b) Seller will provide Nortel with (i) Test and evaluation (T&E) products under an ANDA T&E agreement for Nortel’s use in testing the ongoing reliability of Products under the reliability parameters of the Specifications, and (ii) any reasonable support required by Nortel concerning the Products Seller provides, provided Nortel has a valid ANDA Service and Support Agreement in place.

6.2.2	Seller will provide Nortel with a quarterly summary report covering the items described in, and in accordance with, the SQRM and Exhibit G: such reports shall contain items as detailed in Exhibit G. The report will be in a form reasonably acceptable to Nortel.

6.2.3	Seller will ensure that its product lifecycle management regime is consistent with industry best practices for the product group that includes the Products. In that regard, upon Nortel’s request Seller will provide Nortel in writing, updated as applicable, with Seller’s strategies, plans and programs covering product development, product security, software integrity, engineering and product change management, pre-defined product retirement/replacement and any other elements requested by Nortel and reasonably related to industry practices.

6.2.4	Within 7 days of discovery and confirmation, by Seller, Seller will notify Nortel of a (a) defect in design or manufacturing of Products, (b) malfunction of Products or of Seller’s similar products, (c) failure of the Products to conform to the Specifications, or (d) Product being used in combination with other product(s) or services, causing or having the potential to cause a disruption in related end-user services. Seller will remedy (a) through (c) and (d) (to the extent the use is not contrary to the design Specifications) under the warranties set out in Section 11. Seller must send such notification to the applicable Nortel technical support and product management groups, using technical bulletins, product change notifications, or Security Vulnerability notifications (per Exhibit N), in writing or by email. Further, Seller will request Nortel’s written acknowledgement of Nortel’s receipt of the notice, continuing to communicate the described notification for up to three formal notices to Nortel before Seller assumes such acknowledgement process is complete.

6.2.5	Purge Process – Seller must demonstrate capability to receive, acknowledge, execute, and reply with results re: purge notifications received from Nortel. Seller or its certified manufacturer may demonstrate such capability to control non-conforming material through the maintenance of a current ISO9001:2000 registration.

6.3	Sole Source/Critical Supply – Within 30 calendar days after the Effective Date, at Nortel’s written request, Seller will notify Nortel in writing about (a) any critical components used in the Products, (b) Seller’s third party supplier of such critical components and (c) whether or not such critical components are sole sourced. During the Term, Seller will notify Nortel, in writing, of any changes to the critical components included in the original notice or any subsequent notice. If requested by Nortel, Seller will work with Nortel to find a substitute or alternative supplier.

6.4	Business Continuity Planning

6.4.1	Seller represents and warrants that it has developed and implemented an effective business continuity plan that will ensure that Seller is able to continue to provide Products when the manufacture or delivery of Products is interrupted for any reason outside of Seller’s reasonable control (“BCP”) and will maintain and update the BCP at least annually during the Term for each of its manufacturing and operations sites. Seller will perform a timely assessment after the occurrence of any event, other than national holidays, that may delay production or shipping of Products for a period of more than 5 calendar days. Seller will activate the BCP, if Seller determines as a result of its assessment that a Seller site will be unable to produce or ship Products for a period of more than 5 calendar days.

6.4.2	The BCP will contain, at a minimum, provisions for (a) a risk assessment and business impact analysis, (b) a prevention/mitigation plan, and (c) a resumption of services plan, including a recovery/restoration plan. The preceding will cover, but not be limited to, (i) Product documentation storage and protection (including, but not limited, to storage of design documents, tools, process and fixtures), (ii) information systems security and redundancy, and (iii) demonstrating Seller’s ability to rapidly recover the loss of Product manufacturing facilities or Product delivery capability.

6.4.3	Seller will provide a copy of the BCP within 15 calendar days of Nortel’s request for the then-current BCP.

6.4.4	Seller’s implementation of the BCP will be at no additional cost to Nortel unless BCP remedies contain custom elements specifically requested by Nortel and previously mutually agreed upon by both Nortel and seller.

6.4.5	At Nortel’s request Seller may participate in any tests implemented by Nortel or discussions initiated by Nortel for purposes of evaluating and coordinating and integrating the business continuity plans of its suppliers with Nortel’s overall business continuity plan. As reasonably requested by Nortel during the Term, Seller will adjust the BCP to better conform to and integrate with Nortel’s business continuity plan

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6.5	Inspection Rights – Nortel may inspect Seller’s facilities for Products during the facilities’ regular business hours. Nortel will give reasonable advance notice of any inspection. However, Nortel must give at least forty-eight (48) hours’ advance notice to inspect a manufacturing facility and/or operations facilities. At its expense, Seller will provide whatever documentation is reasonably required by Nortel to perform its inspection. Nortel may perform a quality assurance inspection of Seller’s manufacturing and/or operations facilities, if Nortel does not unreasonably interfere with Seller’s normal day-to-day operations.

6.6	Traceability

6.6.1	Seller shall provide traceability and history information for the Products, including FRUs, sub-assemblies and component manufacturing lots in accordance with the SQRM.

6.6.2	Records should be maintained by Seller in accordance with the SQRM and made available to Nortel Networks upon request.

6.6.3	In addition Seller shall maintain records that enable Seller to track a Product by its serial number to Nortel Network’s customer and the level of support that has been purchased for each unit of Product.

7.	Ordering

7.1	Nortel will use Blanket Purchase Orders and Releases and/or Purchase Orders to purchase under this Agreement. At its discretion Nortel may issue Blanket Purchase Orders, Releases and Purchase Orders by electronic means (e.g., fax, html or web ordering). As applicable, the additional ordering terms and processes set out in Exhibit C will apply for Products ordered under either the Demand-Pull Program or Vendor Managed Inventory Program described in Exhibit C.

7.2	Blanket Purchase Order, Release or P.O. terms and conditions will be for administrative purposes only and invalid to the extent they conflict with this Agreement.

7.3	Nortel’s issuance of a Blanket Purchase Order is not a purchase of Products or commitment to purchase any quantity of the Products identified in the Blanket Purchase Order, unless otherwise specifically agreed upon in this Agreement (e.g., a Demand-Pull Program commitment). Seller will only ship or deliver Products to Nortel under a Blanket Purchase Order in response to Releases issued under the Blanket Purchase Order (including Demand-Pull Triggers, described in Exhibit C, Part B).

7.4	Seller will accept Blanket Purchase Orders and Releases or P.O.s, if the orders or Releases comply with this Agreement. Seller will acknowledge acceptance or rejection of the orders and Releases in writing (e.g., e-mail, fax web or html response) within [*] of its receipt of the order or Release.

7.5	Country of Origin Information – In addition to the country of origin identification requirements in Exhibit M, on the Purchase Order or Release acknowledgment, invoice, and the shipment advise notice Seller will identify the country from which Products are shipped (as well as the country of origin), including no charge items and samples.

7.5.1	On or before the date of receipt of a Purchase Order or Release (as applicable), but at [*] days in advance of Seller’s changing the country of origin, Seller will notify Nortel of any changes in the country of origin of applicable Products being shipped to Nortel or Nortel’s customer.

7.5.2	Seller will be solely responsible for all costs including fines, penalties related to seizures resulting from the incorrect or incomplete marking of any Product or its packaging, as described in Parts II and III of Exhibit B unless specific fines and penalties are a result of Nortel specified packaging requirements for OEM or reseller products

7.6	Order Flexibility – For Products not being purchased under a Demand-Pull Program or Vendor Managed Inventory Program Nortel may, upon notice in writing increase the quantity of Products set forth in a Purchase Order or a Release in accordance with the ordering flexibility matrix, if any, attributable to the affected Products in Exhibit A. Seller may reschedule or ship partial shipments for any changes made to Purchase Orders in the event Nortel increases quantities of Product outside of the ordering flexibility matrix.

8.	Delivery

8.1	Delivery Date – The delivery location and Delivery Date for Products ordered under the Demand-Pull Program or Vendor Managed Inventory Program will be as set out in Exhibit C. The Delivery Date for Products not ordered under the Demand-Pull Program or Vendor Managed Inventory Program in Exhibit C will be no more than [*] after receipt of Purchase Order.

8.1.1	Seller will deliver the Products at Nortel’s direction to either FCA Hong Kong or FCA Seller’s U.S. factory or warehouse to Nortel’s designated carrier. If Nortel provides Seller with Nortel’s and/or Nortel’s customer’s delivery routing instructions or guides, Seller will ensure that it provides Nortel’s designated carrier with such instructions or further delivery requirements under the guides. To the extent the routing instructions or guides add to or conflict in any way with the terms and conditions for delivery under this Agreement, the applicable instructions or guides will take precedence over this Agreement.

8.2	Packaging – Seller will package the Products (including FRU’s) as described in accordance with the SQRM. In addition Nortel may reasonably request in writing modifications to the packaging (e.g., change the size and external markings).

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Seller will package as a single unit all FRU components provided as replacements under Exhibit D. Any custom packaging costs will be borne by Nortel.

8.3	Delivery Delay – Seller will notify Nortel of any anticipated delay in meeting the Delivery Date. If approved in writing by Nortel, Seller will, (a) make a partial delivery of Products, (b) at Seller’s expense substitute functionally equivalent products for the delayed Products until the delayed Products are delivered, or (c) implement another type of workaround at its expense. Nortel may cancel the affected Release or Purchase Order (i) if a Delivery Date delay occurs, or (ii) if Nortel’s customer cancels an order within 10 calendar days after the Delivery Date, as a result of the delay. Nortel will have no liability for the cancellation and the cancellation will not affect Nortel’s other remedies under this Agreement.

8.4	Rescheduling Delivery Date – At no additional charge Nortel may reschedule a P.O Delivery Date once (one-time) to a date up to 6 months later from the original Delivery Date

9.	Prices and Payments

9.1	Subject to Section 9.3, the Prices will (a) apply to all purchases under this Agreement, (b) be reviewed by the parties on a quarterly basis (including Seller’s identifying Product road maps [i.e. planning] and cost trends), (c) include shipping to the FCA Delivery Location, and, (d) include packing. The Prices will be exclusive of all applicable Taxes (including VAT or duties). Seller will implement cost reductions and pass on lower Prices to Nortel as set out in Part II of Exhibit A. If Seller and Nortel agree upon any Price changes in an amendment to this Agreement, in addition to the new Prices applying to those Products purchased after the effective date of the amendment, the Prices will apply to Products that have been ordered (i.e., for which Purchase Orders and Releases have been issued) prior to the effective date, but not yet delivered by Seller.

9.1.1	If any governmental authority imposes a Tax, Nortel will pay the Tax; provided, Seller includes the Tax as a separate line item on the invoice for the purchase that generated the Tax. If the Tax is not included as a separate line item, the amount of the Tax will be deemed (a) to have been included in the Price for the Products and/or services purchased, and (b) paid in full when Nortel pays the applicable invoice. Nortel will not be responsible for any taxes imposed upon Seller’s net income, net .worth, gross receipts, corporate existence or franchise. Seller will timely remit all the described Taxes to the proper taxing authorities. If Nortel or a purchasing Subsidiary or Affiliate provides Seller with a tax exemption certificate, Seller will not invoice for the Taxes specifically exempted under the terms of the exemption certificate. Seller will reimburse Nortel to the extent Taxes paid by Nortel are recovered by Seller from the taxing or governmental authority. To the extent that Taxes may only be refunded to Nortel, Seller agrees to cooperate reasonably with Nortel’s obtaining a refund or reimbursement of the Taxes. If Nortel is required by law to withhold any tax with respect to a payment to Seller, Nortel will (i) withhold the appropriate amount from the payment, (ii) pay the withheld amount to the applicable authority, as required by law, (iii) pay Seller the balance of the Price remaining after deducting the withholding, and (iv) furnish to Seller certified copies of tax receipts and any other documentation reasonably requested by Seller as proof of Nortel’s payment of the withholding tax,

9.2	[*] – Seller represents and warrants that all of the prices and discount structures and warranties granted to Nortel under this Agreement [*] (a) If Seller offers [*] as determined under Section 9.2, Seller must [*] (b) Whether or not Section 9.2 applies, if Seller [*] the Prices [*]

9.2.1	If either Section 9.2 (a) or (b) occurs, Seller and Nortel will enter into an amendment of Exhibits A and D of this Agreement to include the [*], including orders Seller has not delivered. Nortel will receive a refund equal to the total difference between [*] under this Agreement from the date on which such [*] were offered until the effective date of the described amendment. Payment – Seller will invoice Nortel at “Nortel Networks, Attn: Accounts Payable Dept., P.O. Box 80510, Nashville, Tennessee 37228” or such other address as Nortel or the purchasing Subsidiary or Affiliate may designate in writing to Seller. Seller shall invoice Nortel for the aggregate purchase price of the Products upon acceptance of the Products, as defined in Section 4 above. Nortel shall pay to Supplier the full amount of any undisputed invoice or the undisputed portion of any disputed invoice within [*] after receipt of invoice.

9.3	If Nortel notifies Seller that it disputes only part of an invoice, Seller will reissue any disputed invoice as 2 invoices, the first invoice for the undisputed amounts and the second invoice for the disputed amount. Regardless of the reissue, the undisputed amounts payable will continue to be due within the Payment Period. If the reissued invoice is delivered to Nortel with less than 10 business days remaining before the end of the Payment Period, the undisputed amounts payable will be due 10 business days from the date of delivery of the reissued invoice; provided, the invoice date on the reissued invoice is the same

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  as the date of Seller’s original invoice.

9.3.1

For avoidance of doubt if Seller is in material breach of this Agreement, without penalty or liability of any kind (e.g.; late payment penalty), Nortel may hold all payments due and payable to Seller relating to such breach until Seller has cured the material breach. All Prices and payments will be in U.S. currency unless otherwise agreed in writing by the parties.

9.4	Audit Rights – Upon 5 business days’ notice to Seller and during Seller’s normal business hours, Nortel (including any individual Affiliate or Subsidiary purchasing under this Agreement) may audit and verify Seller’s compliance with Section [*] the reporting requirements hereunder, billing, operating environment and manufacturing facilities to ensure, among other things, that Seller is maintaining adequate controls and security measures, that Seller’s billings to Nortel are correct, and that reports required under this Agreement are accurate. Seller will provide Nortel with access to information, facilities and personnel relating to the Products (“Audit Subject Matter”), which may include, but is not limited to,

(a)	Information and data about: (i) Seller’s business practices and procedures; (ii) environmental law and regulatory compliance (iii) Seller’s controls and security measures and procedures; (iv) Seller’s disaster recovery and back-up procedures, as detailed in the BCP; (v) any matter necessary to enable Nortel to meet applicable legal or regulatory requirements; (vi) billing data and records relating to the Products; and, (vii) records of any kind related to the Products, including the information and data used to provide reports under this Agreement.

(b)	Access to (i) Seller’s facilities where the Products are being manufactured; and (ii) Seller’s personnel and subcontractors and vendors providing any of the components of the Products. Seller will inform Nortel’s visiting representatives in advance about any facility safety and security rules.

Notwithstanding the preceding, Nortel will not be entitled to review any Confidential Information or proprietary information of Seller or a third party not directly related to the Products and all information received by Nortel, any Affiliate or Subsidiary pursuant to an audit shall be subject to the confidentiality provisions of Section 16.

9.4.1	Seller Cooperation – During an audit, at Seller’s expense Seller will assist Nortel as reasonably requested. If requested by Nortel, at Nortel’s expense Seller will install and operate audit software. Following an audit by Nortel, and at Nortel request, Seller will participate in any exit conference conducted by Nortel, including, but not limited to a meeting to obtain Seller’s concurrence with audit findings.

9.4.2	Expenses – Unless otherwise provided in this Agreement, Nortel will bear its own expenses relating to any audit under this Section 9.6. Seller will refund any overcharges Nortel discovers as a result of an audit. In addition Seller will reimburse Nortel for any reasonable audit expenses, if Nortel determines than any Product price invoiced by Seller and paid by Nortel was in excess of one hundred and ten percent (110%) [*]

10.	Title and Risk of Loss – Seller represents that at the time of delivery of Products it will own all right, title and interest in (or possesses sufficient licenses to) the Products being delivered and that such title was free and clear of all security interests or other liens and encumbrances. Title to (excluding Software title) and risk of loss of the Products will pass to Nortel upon delivery to the FCA point as set for under Section 8 (Delivery). Title to and risk of loss of warranty replacement Products will pass to Nortel on at FCA point set for under Section 8 (Delivery) to Nortel.

11.	Warranty

11.1	Seller warrants that for [*] after shipment by Seller to Nortel or its customer (Product Warranty Period), the Hardware and the Software will be free from defects in materials and workmanship and will conform to the Specifications.

11.1.1	Further, Seller warrants for the life of Products that a) the Products (i) are safe for normal use, (ii) present no abnormal hazards to persons or their environment, and (iii) may be disposed of as normal refuse without special precautions; (b) the Products will function without any material service-affecting errors relating to date data and date-dependent data, (Date related problems will be given Critical Problem resolution priority, as described in Section 14 of this Agreement) (a) Seller owns all of the rights necessary for Nortel to sell the Product; (b) the Products will have no design defects in regards to supplied product specifications, (c) Seller will meet or exceed the Security Vulnerability Support Requirements set out in Exhibit N, attached to and incorporated in this Agreement. (d) RoHS/WEEE Directives. Seller warrants that, with respect to the Products purchased by Nortel for resale into the European Union, such Products will comply with the European Union Directive 2002/95/EC for Restriction of Hazardous Substances (“RoHS Directive”) and Seller will comply with the European Union Directive 2002/96/EC for Waste Electrical & Electronic Equipment (“WEEE Directive”). Seller shall defend, protect, indemnify and hold Nortel harmless from and against any and all losses, damages to persons or property, injuries or death of persons, liabilities, claims, liens, demands and causes of action of every kind and character (including the amounts of judgments, penalties, interest, court costs and legal fees, including on appeal or review) incurred by Nortel in connection with or arising out of the failure of any part, material or component of the Products purchased by Nortel

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for resale in the European Union to comply with the RoHS Directive or the failure to comply with the WEEE Directive.

11.1.1	If Seller breaches the warranties under this Section 11.1.1, Seller will provide at its expense, as described in Exhibit H, (a) the Repair Services described in Section 12 within the Repair Period and (b) replacement Hardware and Software. If Seller does not or cannot provide Repair Services within the Repair Period, Seller will replace the applicable Product from the Repair Services Pool. Warranty replacement Hardware and Software must (i) be functionally equal to or better than the replaced units, (ii) be backward compatible, and (iii) meet the Specifications of the unrepairable Product.

11.1.3	Seller must correct warranty breaches under this Section 11.1 within 30 days of notice from Nortel, or Nortel may return the affected Products for a refund.

11.2	Seller warrants that, other than the Radius, SSH and NET-SNMP software modules (the “ANDA Open Source Software”) the Software as delivered to Nortel:

(a)	does not include any code (“Copy-left Code”) distributed under the GNU General Public License (GPL), the GNU Library General Public License (LGPL) or any similar license (a “Copy-left License”);

(b)	does not include any other “open source” code (i.e., open source, freeware or free use software) (“Open Source Code”); and,

(c)	is not subject to any obligation imposed under a Copy-left License that:

(i)	could or does require, or could or does condition the use or distribution of such Software on, the disclosure, licensing, delivery or distribution of any source code for any portion of such Software; and

(ii)	could or does otherwise impose any limitation, restriction or condition on the right or ability of Seller to use or distribute the Software. Except for the ANDA Open Source Software, Software that does not conform to sub-part (c) will be known in this Agreement as “Contaminated Software”.

11.2.1	If Seller breaches the representation and warranty in this Section 11.2, Seller must immediately:

(a)	deliver the source code of the applicable Copy-left Code, Open Source Code and/or Contaminated Software to Nortel under the appropriate open source license; and

(b)	at Nortel’s option:

(i)	immediately repair or replace, at Seller’s expense, the affected Software (e.g., so that in the case of Software that is subject to a Copy-left License the Software is no longer subject to the terms of the applicable Copy-left License); and,

(ii)	reimburse Nortel the cost of distributing the repaired or replaced Software to Nortel’s customers through a field upgrade.

11.2.2	Notwithstanding the preceding, after Seller’s using best efforts to repair or replace, if Seller fails to repair or replace the affected Software with Software that it not in breach of the warranty, Seller must promptly refund to Nortel the license paid by Nortel for the affected Software, and in addition Nortel may terminate this Agreement without further liability or obligation to Seller.

11.2.3	During the warranty period technical support fees will be of no charge to Nortel.

11.3	Repair and Replacement Warranty – Seller warrants that Product warranty repairs and replacements will be free from defects in materials and workmanship and will conform to the Specifications for the longer of (a) the remainder of the Product Warranty Period, or (b) [*] from the date of Nortel’s receipt of a replacement or repaired Product. Seller warrants out-of-warranty repairs and replacements for [*] from the repair date stamped on the Product.

11.4	Nortel may contract with third parties to repair or replace defective Hardware and Software. Seller reserves the right to qualify and certify the third party repair entity, not to be unreasonably withheld, and will reimburse Nortel for all reasonable charges for third party repair and replacement. Nortel will look to the third party to warrant its repair or replacement.

11.5	The remedies in this Section 11 are in addition to all other remedies at law or in equity.

11.6	The warranties in this Section 11 will not cover (a) items normally consumed in operation (e.g., lamps and fuses), and (b) defects caused by mishandling, misuse, neglect or improper testing or repair by Nortel.

11.7	Nortel may pass through to its customers the warranties set out in this Section 11. Seller agrees to fulfill the warranties directly to those customers (i.e., take full responsibility for implementing the warranties), if requested by Nortel.

11.8	Seller warrants Products only as set out in this Agreement and disclaims all other warranties.

11.9	EPIDEMIC FAILURE WARRANTY

11.9.1	Seller warrants that for the expected life of a Product, as set forth in the Specifications, a Product will not experience Epidemic Failure.

11.9.2	“Epidemic Failure” means that the Product has experienced any nonconformance to the Specifications due to the same type of defect at i) a cumulative failure rate of more than [*] or ii) a FITS (Failure In Time of Service)

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rate of more than [*] whichever of i) or ii) is less, within (a) Nortel customers total installed base (“Installed Base”) or (b) a particular release/version, manufacturing lot, or group of Products using particular subcomponents (“Subpopulation”).

11.9.3	If (i) an Epidemic Failure occurs, (ii) Seller becomes aware of the likelihood of an Epidemic Failure occurring in a Product, or (iii) it can be statistically proven by Nortel that an Epidemic Failure will occur, Seller and Nortel will use their best efforts to understand the cause of the Epidemic Failure condition and, upon notice from Nortel, Seller will, use its best efforts to correct and eliminate the Epidemic Failure as soon as possible by, at its expense, taking the following actions:

11.9.3.1	Removing all units or providing a field upgradeable solution of the Product for the Installed Base or the identified Subpopulation, as applicable;

11.9.3.2	Removing or providing a field upgradeable solution of the product for Nortel’s (and Affiliates’) storage locations of the Product or all units of the identified Subpopulation, as applicable;

11.9.3.3	At Seller’s option, (1) replacing all the identified Products with replacement Products which contain the correction and conform to the Specifications or (2) refunding payments made by Nortel for all the identified Products and canceling all invoices for the identified Product; (3) Providing seed stock units of Product in order to for a retrofit of the identified Products within 180 days from the date the Epidemic Failure was declared. The number of seed stock units required will be calculated as follows:

A = B*C = Seed Stock Units

B = Material Cycle Time (Weeks)

C = D/E = Retrofit Rate

D = Number of units to be retrofitted

E = Change Completion Date – Implementation Date (in weeks)

11.9.3.4	Reimbursing Nortel for out-of-pocket expenses directly related to management of Product replacement

11.9.3.5	Providing a workaround until a replacement Product is available.

11.9.4	In addition to all conditions in the subsections under 11.9.2, Nortel may cancel all outstanding P.O.s, Blanket Orders and Releases for the Products subject to Epidemic Failure without further obligation.

12.	Repair Services – If Seller breaches a warranty, at no additional charge it will provide Repair Services to Nortel in accordance with Section 11 above and Sections 1 and 2 of Exhibit H. After the Product Warranty Period, Seller will provide the Repair Services to Nortel within the Repair Period for the charges described in Section 3 of Exhibit D.

12.l	If Seller fails for reasons within Seller’s reasonable control to return repaired Product or equivalent new replacement unit, such equivalent replacement unit shall conform to the Specification by more than 7 consecutive calendar days after the last day of the Repair Period occurs, Nortel may charge Seller [*] per breach event. The preceding payment will not relieve Seller of, and is in addition to, Seller’s obligation to repair or replace defective Products in accordance with Sections 11 and 12 of this Agreement

13.	Discontinued Product – Seller will not discontinue a Product (i.e., “manufacture discontinue”) without Nortel’s advance written consent in accordance with the requirements of the SQRM.

14.	Technical Support – The parties will perform their respective duties as set forth in Exhibits D and I. Seller will provide Technical Support Services, as defined in Section 3 of Exhibit I, during the Product Warranty Period at no additional charge. During the Term, after the Product Warranty Period expires, Seller will provide Technical Support Services under the terms of a service contract at the rates set out in Exhibit D.

15.	Documentation – At no charge, Seller will provide ANDA Standard Product documentation for Nortel’s distribution to customers with each Product (Product Documentation). Product Documentation will be branded with supplier’s logos and markings. Should Nortel require private labeling this will be covered under a separate OEM addendum to define inclusion of the SQRM requirements. For marketing purposes Nortel may use, copy, modify and translate Seller’s promotional sales collateral and end-user materials and Product Documentation provided Nortel provides copies of source material modifications to Seller, Nortel will keep Seller’s copyright markings and notices intact.

16.	Confidential Information - Each party will use reasonable care in holding the other’s Confidential Information in confidence and not disclose it to anyone except the party’s employees. However, a party may also disclose the Confidential Information to third parties (e.g., Subsidiaries, Affiliates and subcontractors) who have a need to know for purposes of carrying out this Agreement and have agreed in writing in advance to be bound by the confidentiality terms substantially similar to those of this Agreement. The obligations of this Section 16 shall survive termination of this Agreement for a period of 5 years.

16.1	Exceptions – Information is not protected if (a) a recipient can demonstrate through written documentation that it was already known; (b) it becomes known or generally available to the public (other than by act of the recipient) after its disclosure; (c) it is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so and without similar confidentiality obligations; (d) it is independently developed by recipient, as demonstrated by its

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business records; or (e) it is required to be disclosed by subpoena or other process of law. The recipient will notify the disclosing party promptly of a subpoena or other process of law requiring disclosure.

16.2	Release of Information – Only with Nortel’s and Seller’s prior written consent may either party (a) advertise, make public statements or publish information concerning this Agreement or a P.O. or the relationship between Nortel and Seller, or (b) use the name or trademark of Nortel with respect to any advertising, promotion, publicity, or representation that Seller may make in connection with Seller’s business, services, or product lines. Both Nortel and Seller may not unreasonably withhold consent to such release.

17.	Hazardous Materials and Environmental Protection

17.1	Seller will comply with all applicable laws and government regulations governing hazardous and toxic materials and the protection of the environment (including, but not limited to, those set forth in Exhibit K). In that regard, by way of example and not limitation, as required by law or government regulation, prior to shipment, Seller will notify Nortel about hazardous and toxic materials in Products. In addition to Seller’s complying with all such applicable laws relating to hazardous materials, toxic materials and environmental protection, in accordance with Section 23.4, Seller will fully cooperate with Nortel to ensure Nortel’s compliance with the applicable laws (e.g., Seller will provide Nortel with current Product information or Product certifications, if applicable). Seller will update the lists of hazardous and toxic materials annually. Upon Nortel’s request, in addition to the lists and updates, Seller will inform Nortel whether Products contain materials that a handler or user of the Products might consider hazardous or toxic, whether or not the materials are hazardous or toxic under law.

17.2	Product recalls due to hazardous or toxic material content or quantity or due to non-compliance with environmental protection laws and/or regulations will be at Seller’s expense. Nortel will cooperate with Seller to minimize Seller’s recall related expenses. If a recall occurs, Seller must provide Nortel with a workaround. Upon mutual agreement, the workaround will be (a) removing the offending hazardous or toxic material and substituting a non-offending material, (b) removing the prohibited excess of hazardous or toxic material, (c) substituting a functionally equivalent product that does not contain the offending hazardous or toxic material or (d) refunding Nortel the Price of the recalled Product. In addition with respect to any non-compliance with environmental laws and/or regulations, Seller will correct the non-compliance or substitute functionally equivalent product that complies. Seller will indemnify Nortel and its customers in accordance with Section 18 below for their use, sale or distribution of offending Products.

18.	Indemnity

18.1	Indemnification – Seller will indemnify and hold harmless Nortel and its Subsidiaries and Affiliates (including their employees, officers and directors) from actions by third parties, including any potential and actual fines, penalties, losses, costs, damages, injuries, claims, expenses or liabilities (a) resulting from injury or death of a person or damage or loss of property as a result of Seller’s negligence or willful act or omission during performance of this Agreement, (b) caused by the Product, including strict liability and negligence per se (Product Liabilities), (c) claimed as a result of Seller’s breach of this Agreement, (d) resulting from Nortel’s certificate of origin (for which Seller is responsible under Exhibit L) being deemed invalid by a government authority and/or unavailable at time of export by Seller, or (e) resulting from an alleged infringement of third party rights in a Product (Infringement Claim Liabilities). The fines, penalties, losses, costs, damages, injuries, claims or liabilities resulting from Section 18.1 (a) through (e) will be known collectively as Claims. Seller will not be responsible for indemnifying Nortel if the Infringement Claim Liability results solely from (i) the Product being designed or modified by Nortel, an Affiliate or Subsidiary, or (ii) Nortel’s, Affiliate’s, Subsidiary’s or their respective customers’ use of the Product in combination with non-Seller products, which use is not reasonably foreseeable by Seller or contemplated by the Documentation,

18.1.1	Further, Seller will indemnify Nortel and will hold Nortel harmless from any claim or liability and related costs (including legal fees) resulting from (a) Seller, its employees or any third party claiming that Seller or a Seller employee has the status of a Nortel employee, including related employment benefits, and (b) Seller, its employees, or Nortel failing to withhold or pay, as applicable, employment taxes with respect to Seller or its employees. Any decision to terminate a Seller employee shall be made solely by Seller and Nortel shall have no liability with respect to termination of a Seller employee and Seller shall indemnify and hold harmless Nortel from any claim resulting from Seller’s terminating the employment of a Seller employee.

18.2	Responsibilities of Indemnifying Party – At its expense Seller will (a) defend against or settle Claims, and (b) pay related costs and attorneys’ fees. Seller will have sole control of the settlement or defense of Claims, but Nortel or the indemnified Subsidiary or Affiliate may participate in the defense or settlement at its own expense.

18.3	Injunction – If Nortel is enjoined from using Products due to an Infringement Claim Liability caused by Seller, Seller at its expense must immediately provide Nortel with a workaround. At the Seller’s discretion, the workaround will be (a) obtaining the right for Nortel and its Subsidiaries and Affiliates to use the Product as provided under this Agreement, (b) substituting a functionally equivalent product that does not infringe, or (c) modifying the offending Product so that it no longer infringes, or (d) refunding Nortel the Price of the recalled Product.

18.4

Nortel shall defend and indemnify Seller (including its employees, officers and directors) from actions by third parties, including any potential and actual fines, penalties, losses, costs, damages, injuries, claims, expenses or liabilities

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resulting from (a) injury or death of a person or damage or loss of property resulting from the negligence or willful misconduct Nortel, or any person acting on its behalf.

18.5	The obligations under this Section 18 will survive the termination of this Agreement.

19.0	Neither party will be liable for any unforeseeable, incidental or consequential damages or for any loss of revenues, loss of profits, loss of goodwill or other forms of economic loss, even if the party or its authorized representative has been advised of the possibility of the type of damages and notwithstanding any failure of the essential purpose of any limited remedy. However, this Section 19.0 will not apply to the parties’ indemnification obligations under this Agreement, Seller’s liability for liquidated damages, if any, under this Agreement or a party’s breach of Section 16 (Confidential Information);

19.1	Notwithstanding Section 19.0 and without prejudice to any other rights available to Nortel under this Agreement, Seller’s liability under this Agreement is limited as follows:

(a) Seller’s Infringement Claim Liability shall not exceed the greater of (i) the value of Nortel’s purchases for the relevant calendar year or (ii) three million five hundred thousand dollars ($3,500,000) (“Infringement Claim Cap”). However, if a third party makes an Infringement Claim and subsequently makes a reasonable settlement offer and Seller rejects such settlement offer and a judgment is entered in excess of the reasonable settlement offer then the Infringement Claim Cap shall be removed. Seller shall be solely responsible for the judgment and shall indemnify Nortel.

(b) Seller’s liability for Claims resulting from injury or death of a person or damage or loss of property from Seller’s negligence or willful acts or omission during the performance of this Agreement shall not exceed the greater of (i) the value of Nortel’s purchases for the relevant calendar year or (ii) three million five hundred thousand dollars ($3,500,000).

(c) Seller’s liability for its breach of Confidentiality shall not exceed the greater of (i) the value of Nortel’s purchases for the relevant calendar year or (ii) three million five hundred thousand dollars ($3,500,000).

(d) Seller’s liability for all other Claims shall not exceed the greater of (i) the value of Nortel’s purchases for the relevant calendar year or (ii) one million dollars ($1,000,000).

19.2	Nortel’s liability for breach of Confidentiality shall not exceed the greater of (i) the value of Nortel’s purchases for the relevant calendar year or (ii) three million five hundred thousand dollars ($3,500,000).

20.	Insurance

20.1	During the Term Seller will maintain:

20.1.1	A comprehensive general liability insurance policy that (a) includes third party liability coverage, protecting Nortel and its Subsidiaries and Affiliates from property damage or personal injury caused by Seller, (b) has a minimum combined single limit of 5 million U.S. dollars, (c) provides worldwide coverage, and (d) indicates on its face that it is primary insurance. Seller will name Nortel as an additional insured on Seller’s comprehensive general liability policy.

20.1.2	Employer’s liability insurance with a minimum liability limit of [*]

20.1.3	Workers’ compensation, with the statutory requirement for coverage. (In the United States, Seller must carry statutory workers’ compensation coverage whether or not state law allows Seller to elect not to carry coverage.)

20.1.4	If Seller’s performance under this Agreement will in any way involve Seller’s use of vehicles (e.g., automobiles or trucks), comprehensive automobile insurance for all owned and non-owned vehicles, covering at minimum, bodily injury and property damage, with a minimum liability limit of [*] for each occurrence.

20.2	The comprehensive general liability policy will name Nortel and its Subsidiaries and Affiliates as additional insured parties. Seller cannot cancel or change a policy without at least 30 days advance written notice to Nortel.

20.3	Within 10 business days after the Effective Date, Seller will furnish Nortel with a certificate of insurance and evidence of the required, paid-up coverage. The insurance policy will be in addition to Seller’s indemnity under Section 18.

20.4	Nortel may request Seller to increase its coverage, if Nortel reasonably believes that Seller’s coverage is inadequate.

20.5	Non-Solicitation. During the term of this Agreement, and for a period equal to one (1) year after the expiration of this Agreement, neither Party shall either directly or indirectly solicit, induce or recruit any of the other Party’s employees to leave their employment, or attempt to solicit, induce or recruit, employees of such other Party, either for itself or for any other person or entity. The foregoing shall not apply to solicitations for employment directed at the general public.

21.	Notices – Notices will be given in writing by (a) fax, (b) courier service or (c) electronic mail (e-mail). Courier service notice is effective on the earlier of 5 days from being deposited for delivery or the date on the mail or courier receipt. Fax and electronic mail notice are effective when the sender receives confirmation that the fax was sent or electronic mail

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

**** NORTEL CONFIDENTIAL ****

received. A party will send notice to the delivery address or electronic mail address or fax number of the senior counsels described below.

SELLER:	ANDA Networks, Inc.
Attn: Robert Tick, VP Finance
247 Santa Ana Court
Sunnyvale, California 94085
Telephone 408-519-4929
Facsimile 408-519-4785
E-mail: rtick@andanetworks.com

With copies to:
John Liu
CharterLaw Group
750 Menlo Avenue
Suite 340
Menlo Park, CA 94025
Telephone: (650) 799-4966
Fax: (650) 289-9119
E-mail : john@charterlawgroup.com

NORTEL:	Nortel Networks Inc.
4006 East Chapel Hill, Nelson Hwy.
Research Triangle Park, NC USA 27709
Attention: Greg Mcgrew, Counsel, Supply Management Law
Fax: (919) 997 4495
E-mail address: gmcgrew@nortel.com

with copy to:	Nortel Networks Inc.
2221 Lakeside Blvd.
Richardson, Texas USA 75082
Attention: Baiju Dalal, Supplier Relations Manager
Fax: (972) 685-3461
E-mail address: dalal@nortel.com

22.	Governing Law – The laws of United States and the State of New York except for conflict of laws rules, will govern the Agreement. Application of the U.N. Convention on Contracts for the International Sale of Goods is specifically excluded from this Agreement.

23.	General

23.1	Severability – If any provision of this Agreement is determined to be legally unenforceable or invalid, the remaining provisions will continue in effect. The parties will substitute a provision that most closely approximates the economic effect and intent of the invalid provision.

23.2	Preferential Trade Agreement – Procedures – Seller will support Nortel’s qualifying Products for preferential trade treatment as set forth in Exhibit L.

23.3	Debarment Certificate – Seller may be required by law to provide Nortel with a certificate about the Products, based on the then-current version of the form set forth in Exhibit M.

23.4

Compliance with Laws – Seller and its Products and services will conform to all applicable material laws and governmental orders and regulations in effect at the time of shipment of Products or the performance of services, including but not limited to laws and regulations covering export control, as set out in Section 23.4.2 below. Notwithstanding the generality of the foregoing, Seller specifically agrees that it will comply to the extent applicable with obligations under the following U.S. affirmative action regulations, as they may be amended (or their successor regulations or statutes): 41 CFR 60-1.4(a) and (b) (prohibits discrimination on the basis of race, color, religion, sex or national origin); 41 CFR 60-250.5(a) (prohibits discrimination with regard to certain categories of veterans, including disabled veterans); 41 CFR 60-741.5(a)( prohibits discrimination against qualified individuals with a disability); and, 29

**** NORTEL CONFIDENTIAL ****

CFR part 470 (ensures that employees who are covered by collective labor agreements that require the payment of union dues as a condition of employment are aware that [i] they don’t have to be union members and [ii] their dues can be limited to just those amounts necessary for the administration of their collective labor agreements). In addition and as applicable, Seller agrees to comply with the equivalent, if any of the preceding laws, in effect in any country in which Seller manufactures Products outside of the U.S.

23.4.1	Business Ethics – Seller represents that as a company it conforms to Nortel’s published supplier business conduct guidelines and standards, as they may be revised from time to time, and which guidelines and standards Seller may access at Nortel’s web page.

23.4.2	Export Controls – In addition to its obligations under Exhibit L Seller will comply with all applicable import and export control laws and regulations of the countries having jurisdiction with respect to the export of the Products and technology related to the Products.

(a)	Seller will ensure that its employees, agents and contractors comply with export laws and regulations and that the employees, agents and contractors understand what constitutes an export under applicable laws and regulations, including, but not limited to, tangible and intangible transfers of Products or technology related to the Products and deemed exports (as “deemed exports” is defined and used in U.S. export control law).

(b)	Further, if Nortel is OEM’ing Seller’s products, Seller shall implement a verification process to validate (and be able to demonstrate to Nortel) that Seller’s employees, agents and contractors engaged in exporting Products or technologies related to the Products have complied with all applicable export control laws including, but not limited to, compliance with U.S. ‘deemed export’ regulations related to technology exports and re-exports to foreign nationals.

23.5	Assignment – Neither party will assign or transfer this Agreement, or its rights or obligations, without the prior written consent of the other party. Consent will not be unreasonably withheld or delayed. However, Nortel may assign or subcontract its rights or obligations under this Agreement to a Subsidiary with Seller’s consent or to a person or entity to which Nortel has seceded all or substantially all of its business and assets to which this Agreement relates

23.6	Waiver – Unless waived and agreed in writing by the parties, no action or inaction by a party under this Agreement will constitute a waiver of a party’s (a) rights or obligations under this Agreement, or (b) breach of this Agreement.

23.7	Independent Contractors – Under this Agreement Seller is an independent contractor. This Agreement does not create a joint venture, partnership, principal-agent or employment relationship between Seller and Nortel.

23.8	Information Systems Security – If Nortel grants Seller access to Nortel’s information systems, Seller will safeguard the security of Nortel’s information systems, as set out in Exhibit O, attached to and incorporated in this Agreement.

23.9	Incorporation of Exhibits – All exhibits attached to this Agreement are also incorporated in this Agreement.

23.10	English – All written communication concerning this Agreement or amendments or restatements of this Agreement will be in the English language.

23.11	Multiple Counterparts – This Agreement may be executed by the parties in multiple counterparts, each of which will be deemed an original and all of which will be one and the same document.

23.12	Entire Agreement – This Agreement is the entire subject matter agreement of Nortel and Seller.

23.13	Force Majeure. Upon approval of Seller’s BCP plan, neither party shall be liable under this Agreement for any Force Majeure act or event.

ANDA Networks, Inc		Nortel Networks Inc.

By:	/s/ Charles R. Kenmore	By:	/s/ Scott Wolfe
	(Signature)		(Signature)
Name:	Charles R. Kenmore	Name:	Scott Wolfe
	(Print)		(Print)
Title:	President & CEO	Title:	SR CONTRACTS MGR.
Date:	14 June 2007	Date:	June 14, 2007

**** NORTEL CONFIDENTIAL ****

EXHIBIT A

PRICES, DISCOUNTS AND COST REDUCTIONS

Product shall be limited to Seller’s EtherReach 2000 Series. Product shall not include Seller’s other product lines until the Nortel business unit in conjunction with Counsel has reviewed the necessity of modifications to Section 19.1 of the Agreement.

Part I: Product List: products, Prices, and Discounts				[*]

Nortel Transfer Pricing Tables Dated March 26, 2007				Year 1				Year 2
				Tier 1	Tier 2	Tier 3	Tier 4	Tier 1	Tier 2	Tier 3	Tier 4
ANDA CODE	Anda Sub-Code	Nortel PEC	Description	<$1M	$1M-$4M	$4M-$6M	>$6M+	<$1M	$1M-$4M	$4M-6M	>$6M+
ER2200 Bundled Kit (North American)
624-111-0290		NTC901AA	EtherReach 2200 (Ethernet to D53) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-320		EtherReach 2200 Power Supply + North American AC Power Cord
	623-363		EtherReach 2200 Nortel Approved Software Version + User Manual
	682-002		Product Warranty of 18 months
	692-001		Service for Duration of 18 Month Warranty
ER2200 Bundled Kit (UK)
624-112-0290		NTC901AB	EtherReach 2200 UK Version (Ethernet to DS3) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-322		EtherReach 2200 Power Supply + UK AC Power Cord
	623-363		EtherReach 2200 Nortel Approved Software Version + User Manual
	682-002		Product Warranty of 18 months
	692-001		Service for Duration of 18 Month Warranty
ER2200 Bundled Kit (EU)
624-113-0290		NTC901AC	EtherReach 2200 EU Version (Ethernet to OS3) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-323		EtherReach 2200 Power Supply + EU AC Power Cord
	623-363		EtherReach 2200 Nortel Approved Software Version + User Manual
	682-002		Product Warranty of 18 months
	692-001		Service for Duration of 18 Month Warranty
ER2200e Bundled Kit (UK)
624-114-0290		NTC901BB	EtherReach 2200e UK Version (Ethernet to E3) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-364		EtherReach 2200e Power Supply + UK AC Power Cord
	623-362		EtherReach 2200e Nortel Approved Software Version + User Manual
	682-002		Product Warranty of 18 months
	692-001		Service for Duration of 18 Month Warranty
ER2200e Bundled Kit (EU)
624-115-0290		NTC901BC	EtherReach 2200e EU Version (Ethernet to E3) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-363		EtherReach 2200e Power Supply + EU AC Power Cord
	623-362		EtherReach 2200e Nortel Approved Software Version + User Manual
	682-002		Product Warranty of 18 months
	692-001		Service for Duration of 18 Month Warranty
ER2200e Bundled Kit (China)
624-120-0290		NTC901BD	EtherReach 2200e China Version (Ethernet to E3) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-365		EtherReach 2200e Power Supply + China AC Power Cord
	623-362		EtherReach 2200e Nortel Approved Software Version + User Manual
	682-002		Product Warranty of 18 months
	692-001		Service for Duration of 18 Month Warranty
ER2108 Bundled Kit (North America)
624-116-0290		NTC901CA	EtherReach 2108 US Version (Ethernet to 8x0S1) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-340		EtherReach 2108 Power Supply + North American AC Power Cord
	623-353		EtherReach 2108 Nortel Approved Software Version + User Manual
	681-002		Product Warranty of 18 months
	691-001		Service for Duration of 18 Month Warranty
ER2108e Bundled Kit (UK)
624-117-0290		NTC901DB	EtherReach 2108e UK Version (Ethernet to 8xE1) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-345		EtherReach 2108e Power Supply + UK AC Power Cord
	623-352		EtherReach 2108e Nortel Approved Software Version + User Manual
	681-002		Product Warranty of 18 months
	691-001		Service for Duration of 18 Month Warranty
ER2108e Bundled Kit (EU)
624-118-0290		NTC901DC	EtherReach 2108e EU Version (Ethernet to 8xE1) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-346		EtherReach 2108e Power Supply + EU AC Power Cord
	623-352		EtherReach 2108e North Approved Software Version + User Manual
	681-002		Product Warranty of 18 months
	691-001		Service for Duration of 18 Month Warranty
ER2108e Bundled Kit (China)
624-119-0290		NTC901DD	EtherReach 2108e China Version (Ethernet to 8xE1) Unit	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	622-347		EtherReach 2108e Power Supply + China AC Power Cord
	623-352		EtherReach 2108e Nortel Approved Software Version + User Manual
	681-002		Product Warranty of 18 months
	691-001		Service for Duration of 18 Month Warranty
Software/Documentation CD-ROM
623-352		NTC901GB	EtherReach 2108e Nortel Approved Software Version + User Manual	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
623-353		NTC901GA	EtherReach 2108 Nortel Approved Software Version + User Manual	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
623-362		NTC901GD	EtherReach 2200e Nortel Approved Software Version + User Manual	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
623-363		NTC901GC	EtherReach 2200 Nortel Approved Software Version + User Manual	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
			AC & DC Power Supplies	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-181		NTC901PE	DC-DC compact converter for EtherReach 2000 series	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-170		NTC901QA	AC power adapter with North American AC power cord	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-171		NTC901QD	AC power adapter with China AC power cord	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-172		NTC901QB	AC power adapter with UK AC power cord	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-173		NTC901QC	AC power adapter with EU AC power cord	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
			Cables & Connectors		[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-165		NTC901PM	DS1/E1 patch cable assembly, 30ft, CNSO to stub (to DSX panel)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-166		NTC901PN	DS1/E1 patch cable assembly, 50ft, CN50 to stub [to DSX panel)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-167		NTC901PP	DS1/E1 patch cable assembly, 100ft CN50 to stub (to DSX panel)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-160		NTC901PF	ER2108/ER2108e CN50 to 8xRJ4S converter	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
			Mounting Accessories	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
646-136		NTC901PA	19” mounting tray for EtherReach 2000 Series	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-141		NTC901PB	23” mounting tray for EtherReach 2000 Series	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
646-185		NTC901PH	ER2108/2108e wall mount bracket	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
648-186		NTC901PJ	ER2200/2200e wall mount bracket	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Notes:
* Bundled prices include hardware and either US, UK, EU and Chinese AC adaptor and Nortel Approved SW loads: Vers.2.9 for ER2108/e and ER220/e products. Also includes 67 day net payment terms.
** A cost reduction of an additional 15% on hardware and software applies in Year Two (as defined by 12 months from contract signing), only if Nortel achieves $1M+ of Year 2 purchase orders.
*** Optional accessories are not included in the bundles and are non-discountable.

Part II: Cost Mitigation and Price Reduction –

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

**** NORTEL CONFIDENTIAL ****

(a)	Seller must use all reasonable efforts to minimize any costs related to the Products (e.g., returning commodity type components to suppliers or reducing cancellation costs to suppliers).

(b)	Seller must reduce its costs during the Term by at least [*] (i.e., each consecutive 12 month period of the Term after the first 12 months from the Effective Date) and pass on savings to Nortel in the form of proportionately reduced Prices. The volume discount [*] starts in Year 2 once Nortel has purchased [*] of product purchases for each of the product types e.g. 2108/2108e and 2200/2200e’s. For the avoidance of doubt, the parties acknowledge and agree that the price list included in Exhibit A already reflects and satisfies the requirements of this Subsection (b).

(c)	Seller will provide a special demo discount to Nortel for any units required for pre-sales, training, interoperability, lab testing, or in-house Nortel requirements at a [*] in Exhibit A- Product Price List Part I above. (This discount does not apply to [*].)

Part III: Order Flexibility

Pursuant To section 7.6 of this Agreement and based on the matrix below, Nortel may increase the quantity of the following described Products without additional charge: Seller reserves the right to reschedule or ship partial shipments for any increases added prior to the last scheduled delivery date.

Product:            (TBD)

Number of Weeks Prior to the Last Scheduled Delivery Date	Percentage of Order Allowed to be Increased

0 -	%*

to	%*

to	%*

to	%*

to	%*

to	%*

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

**** NORTEL CONFIDENTIAL ****

EXHIBIT B

PRODUCT SPECIFICATIONS, MARKING AND LABELING

References to telecommunications’ standards in this Exhibit B will include amendments and replacements of the standards, as they occur from time to time during the Term.

PART I.	SPECIFICATIONS

1.	Document Identification: References to telecommunications standards in this Exhibit will include amendments and replacements of the standards, as they occur from time to time during the Term. In the event of any conflict between the marking, labeling and packaging requirements set out in this Exhibit and those which may be set out in the Specifications, the requirements set out in the Specifications shall take precedence.

Document ID	Description and specific provisions
Product Requirements Document (e.g., Nortel NPS XXXX, GS XXXX, etc.)	Issue No. [TBD], dated MONTH YEAR as revised and updated from time to time

Nortel Procurement Specification No. 00200, applicable to Products as identified by Nortel (i) in this Exhibit A, (ii) at the time of Product qualification (as described in the SQRM), through checklists or otherwise, (iii) through technical notifications or (iv) through other notifications	Issue No. 2, dated April 2006, as revised and updated from time to time

Nortel Supplier Quality Requirements Manual	Issue No. 4, dated October, 2006, as revised and updated from time to time

2.	Certification – As needed, Seller will obtain the design certifications listed below for new or modified designs after production release. At Seller’s expense Nortel and Seller will make joint submissions to the certifying regulatory bodies. However, Nortel will be responsible for any costs in excess of those for a solo submission. The parties will notify each other about design changes that might invalidate a certification. The exposure will be included in the Change Notification process whether or not the changed or modified design will be in a production release.

2.1	Seller will obtain the following certifications and any other certification required by law:

CEMark

UK Type Approval

UL / CSA / EN Safety

FCC parts 15 and 101

PART II.	PRODUCT MARKING AND LABELING

2.	Seller shall comply with the requirements as set forth in the SQRM.

**** NORTEL CONFIDENTIAL ****

EXHIBIT C

DEMAND-PULL PROGRAM AND VENDOR MANAGED INVENTORY

Definitions – For purposes of Part A & B the following definitions will apply:

“3PL” shall mean a third party logistics provider with whom the Seller will contract with for the provision of warehousing services for the OEM Products Seller expects to sell to Nortel Networks when Nortel Networks issues a Demand-Pull Trigger.

“Demand-Pull Trigger” shall mean a Purchase Order or Release that is only sent by electronic or other written recorded means from Nortel Networks to the 3PL as the agent for Seller to deliver OEM Products.

“Electronic Means” shall mean any form of electronic communication, including e-mail, Electronic Data Interchange (“EDI”), Internet Web based, fax, but excluding telephone.

“Forecast” shall mean the projected requirement for the OEM Products set out in Attachment 1, attached to and incorporated in this Exhibit C.

“Hub” shall mean a storage facility or warehouse, owned and/or managed by the 3PL, within close proximity of the System house set out in Schedule la, in which the Seller warehouses VMI Products prior to delivery to Nortel Networks.

“Lead-time” shall mean the length of the manufacturing process time between the start of a known requirement and the actual delivery of such OEM Products or VMI Products for replenishment as set out in Attachment 1.

“OEM Products” means those Products described in Attachment 1.

“Safety Stock” shall mean the minimum level of OEM Products, as identified in Attachment 1, which Seller shall use best commercial efforts to maintain in the Hub based upon consumption consistent with Forecast rates.

“VMI Products” shall mean the components or products in Attachment 1, specifically applicable to VMI program, as may be amended in writing by the parties from time to time.

A	DEMAND-PULL PROGRAM

Demand-Pull Program Forecast – By Electronic Means Nortel Networks will provide a monthly Forecast to Seller of Nortel Networks’ requirement for OEM Products for the following fifty-two (52) weeks. Seller will use its best commercially reasonable efforts to meet Nortel Networks’ requirements for any quantity of OEM Products in a Forecast in excess of a previously issued Forecast. The Seller shall advise Nortel Networks if the Seller does not receive a Forecast within one month and seven (7) calendar days of the previous Forecast. A Forecast is not a binding commitment to purchase and Nortel Networks may at any time change its Forecast for OEM Products. Products to which this Demand-Pull Program apply will be as set out at Attachment 1 (to be completed and agreed in writing by the parties prior to implementation of the Demand-Pull Program).

2.	Target Products Total Stock – Target Product Total Stock means the total quantity of finished modules, dies, components and parts targeted (Target Finished Goods) plus works in progress (Target WIP). The Product 52-weeks Forecast weekly run rate chart is attached to and incorporated in this Attachment 1. Seller will maintain a minimum of [*] of a Target Product Total Stock referred to as MIN SAFETY STOCK and MAX SAFETY STOCK respectively. The parties will mutually agree in writing on the Target Product Total Stock and to any changes to the exact number of weeks to be maintained.

2.1	If the ACTUAL Finished Goods Stock (Actual FG STK) is inactive for more than [*] the parties will agree on a reasonable disposition of all or part of the Actual FG STK.

2.2	Increase Target Product Total Stock – Seller will have the capability of increasing the then-current Target Product Total Stock by (a) [*] within [*] after Nortel Networks’ written request for the increase, and (b) [*] within [*] after Nortel Networks’ written request.

3.	Delivery – Demand-Pull Program Products will be delivered FCA, Seller’s Hong Kong or Seller’s U.S. factory or warehouse, within 24 hours after Nortel Networks issues the Release(s) to Seller.

4.	Non-Demand Pull PO – Nortel Networks may purchase Products included in the Demand-Pull Program by issuing a P.O. for the Products under terms of the Agreement rather than the terms of the Demand-Pull Program. The Products purchased under the P.O. will count towards Nortel Networks’ purchases of Target Product Total Stock.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

**** NORTEL CONFIDENTIAL ****

5.	Target Finished Goods Report – Seller will provide Nortel Networks’ designated purchasing department representative with a weekly written report detailing the status of the Target Finished Goods.

6.	Disposition of the (i) Maximum Safety Stock Level due to inactivity described above at Section 2.1 or due to cancellation described at Section 8, in the event of Nortel Networks liability, will be subject to the following:

a)	Delivery schedule for applicable Maximum Safety Stock quantities will be as agreed by the parties hereto.

b)	Nortel Networks’ total liability under the Demand Pull Program, including without limitation for Seller’s stock of finished goods, will not exceed (i) for the Demand Pull Program, the Maximum Safety Stock Level maintained by Seller according to Attachment 1.

c)	The amount to be paid by Nortel Networks for agreed upon Maximum Safety Stock Level quantities, as applicable, will not exceed:

i)	Standard Product:

I)	finished goods @ [*]

II)	Work-In-Process @ [*]

III)	raw materials @ [*]

ii)	Non-Standard Product:

I)	finished goods to be negotiated on a case by case basis, [*]

II)	work in-process (to the extent it is unique to Nortel Networks) to be negotiated on a case by case basis, [*] which would have been paid for the work in-process if it had been completed to finished goods;

III)	raw materials (to the extent it is unique to Nortel Networks) [*] (where [*] means [*] and limited to [*] held by Seller to meet the most recent four weeks of Safety Stock Level.

7.	Cancellation – Nortel Networks may cancel the Demand-Pull Program in whole or in part by [*] advance notice to Seller. The current Blanket Purchase Order will be cancelled and the parties will agree on a (a) disposition of the Target Product Total Stock as stated in section 6, and (b) Product delivery lead time not to exceed 24 weeks.

8.	Cancellation of Purchase Orders.

(a) Nortel may cancel any or all portions of a Purchase Order, for any reason whatsoever, upon written notice to Seller. In the event that Nortel cancels all or any portion of a Purchase Order within [*] prior to the scheduled delivery date (except for cancellation contemporaneous with its termination of this Agreement pursuant to Section 2, 2.1.1, Termination), then Nortel will be liable and Seller may invoice Nortel for the following cancellation charges, subject to Section 3.(b) below: (i) Seller’s labour costs and Seller’s quoted price (i.e., the price set forth in the costed bill of materials in Seller’s price quotation) for all assembly work in process necessary to manufacture the Products in the cancelled Purchase Order, and (ii) Nortel’s purchase price for all finished Products manufactured pursuant to the cancelled Purchase Order.

(b) Notwithstanding the foregoing, Seller will use commercially reasonable efforts to mitigate Nortel’s liability under Section 3.(a) for a period of [*] after receipt of notice of cancellation of a Purchase Order, including but not limited to (i) cancellation or rescheduling of its applicable Seller component purchase orders, (ii) reduction of its component inventory through return-for-credit programs, and (iii) allocation of components to alternate customers. Seller will provide documentation of such mitigation efforts upon Nortel’s request.

9.	Lead Time – Seller will immediately advise Nortel Networks in writing of any requested change in the Lead-times for any OEM Products and will provide Nortel Networks with a monthly update on the Lead-time for all OEM Products.

B.	VENDOR MANAGED INVENTORY PROGRAM

1.	Forecast – By Electronic Means Nortel Networks will provide a monthly Forecast to Seller of Nortel Networks’ requirement for VMI Products for the following fïfty-two (52) weeks. Seller will use its best commercially reasonable efforts to meet Nortel Networks’ requirements for any quantity of VMI Products in a Forecast in excess of a previously issued Forecast. The Seller shall advise Nortel Networks if the Seller does not receive a Forecast within one month and seven (7) calendar days of the previous Forecast. A Forecast is not a binding commitment to purchase and Nortel Networks may at any time change it’s forecast for VMI Products.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

**** NORTEL CONFIDENTIAL ****

Note this forecast has the same format as the Demand-pull forecast identified in Section A, but identifies the OEM products to be associated to regional VMI Products to be kept in FCA VMI locations.

2.1	Purchase Orders – Nortel Networks will periodically issue Demand-Pull Trigger instructions to the Seller, or 3PL as the agent for the Seller, for purposes of ordering VMI Products.

3.	Lead Time – Seller will immediately advise Nortel Networks in writing of any requested change in the Lead-times for any VMI Products and will provide Nortel Networks with a monthly update on the Lead-time for all VMI Products.

4.	Engineering Changes

4.1	In the event a Change is initiated at the request of Nortel Networks for reasons other than non-compliance (such as new feature requests) to the specifications, Nortel Networks will not be liable for costs associated with any upgrade or replacement of VMI product stored in the Hub, beyond the maximum level of agreed level of safety stock set out in Attachment 1 to this Exhibit C.

4.2	If a phase in – phase out product program impacts a VMI Product, Seller will use best commercially reasonable efforts to mitigate the potential liability of Nortel Networks for affected inventory in the Hub. As needed, Seller and Nortel Networks will adjust Blanket Purchase Order quantity, the Safety Stock and the maximum levels may be adjusted and fine tuned to reflect the phase in – phase out events or constraints agreed upon with respect to Seller’s mitigation responsibility.

5.	Hub Operation – The parties will agree upon the Hub and the 3PL responsible for managing the Hub for Seller. Nortel Networks may at any time, on reasonable notice to the Seller, change the designated 3PL. In the event of a 3PL change, Seller will be responsible for ensuring that stocks of VMI Products and operation of the Hub is transferred to the new 3PL without any loss or disruption in service to Nortel Networks in a time period acceptable to Nortel Networks. Upon Nortel Networks’ request and at no charge to Nortel Networks, Seller will conduct a stock check or other similar activity to be undertaken in the Hub and report the results to Nortel Networks.

6.	Delivery and Invoicing – Seller will deliver VMI Products FCA Hub dock [*] after Nortel Networks issues Demand-Pull Trigger to Seller. Seller will ensure that 3PL is responsible for providing Seller with notification by Electronic Means within [*] of shipping VMI Products to Nortel Networks. If the Hub is a bonded facility, Seller will provide Nortel Networks with the commercial invoice details for the relevant bonded inventory within one working day of notification of the Demand-Pull Trigger. The United States Hub shall deliver VMI Products FCA within 24 hours. After July 1, 2007, the Hong Kong Hub shall deliver VMI Products FCA within 24 hours.

7.	Stock levels in the Hub and Flexibility – At the Hub Seller will maintain VMI Products in stock at a level between the Safety Stock and maximum level set out in Attachment 1. Nortel Networks will not be responsible or liable for any Products stored at the Hub in excess of the maximum level set out in Attachment 1. Seller agrees to use its best commercially reasonable efforts to maintain the Safety Stock levels in cases in which Forecasts increase inside of the Lead-time. Nortel Networks may at its sole discretion increase Forecast outside of the Lead-time. Seller will ensure that all VMI Products, including Forecasted VMI Products and Safety Stock held in the Hub, are in compliance with Seller’s then-current specifications for the Products and that Seller and the 3PL use strict “first-in/first-out” management. If a particular line item VMI Product in the Hub has not been ordered under a Demand-Pull Trigger for at least 180 days, within a reasonable time after the 180th day, Seller will notify Nortel Networks to that effect, identifying the line item VMI Product and the last applicable Demand-Pull Trigger date. After Nortel Networks’ receipt of the notice, Nortel Networks and Seller will agree in writing upon the disposition of VMI Products identified as per Demand Pull Section 6.

8.	Title and Risk of Loss – Title and risk of loss to a VMI Product will pass from Seller to Nortel Networks at the time that the VMI Product is delivered to Nortel Networks’ carrier from the Hub dock.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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EXHIBIT C

ATTACHMENT 1

(Sample Product run rate format for use with standard Demand-Pull Program. Can be used to create a form for use with Vendor Managed Inventory Program.)

WEEK:

NORTEL PART NO	DESCRIPTION	52-WEEKS FORECAST	MIN SAFETY STOCK	MAX SAFETY STOCK/	ACTUAL	ACTUAL	LEAD
CPC NO.		Run Rate		Target FG STK	FG STK	WIP	TIME
			[*]	[*]			[*]

NORTEL NETWORKS
APPROVAL:
DATE:

SUPPLIER APPROVAL:
DATE:

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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EXHIBIT D

TECHNICAL SUPPORT SERVICES AND REPAIR RATES

1.	Technical Support Services Rates – Seller’s rates for providing Technical Support Services, as outlined in section 3 of Exhibit I, for out-of warranty Products are provided in Table D-1 below.

Technical Support Services for out of Warranty Products, will be provided to Nortel through a separate Service and Support Agreement with Seller.

Table D-1 Technical Support Fees

TIER	Total Network Value (TNV) *	Annual Charge as % of TNV
Tier-1	[*]	[*]
Tier-2	[*]	[*]
Tier-3	[*]	[*]
Tier-4	[*]	[*]
Tier-5	[*]	[*]

[ * Note: Total Network Value is the aggregate sum of all supported serviceable Products in the networks of Nortel’s customers calculated at List Price ] A List of Serviceable Products is included here as Table D-1-A for reference:

Table D-1-A

Serviceable Product List

EtherReach 2108, 2108e, 2200 and 2200e products. See Exhibit B for specific bundled part numbers.

Following the end of the Warranty Period, if Seller fails to provide support as set out in Exhibit I, for the period of time support is not provided Seller will refund the applicable pro rata portion of the fees, for the specific Product(s) for which it has been determined that support has not been provided by Seller, paid by Nortel for the support services. If Nortel has not yet paid for the period of time during which Seller has failed to provide support services, Nortel will not be obligated to pay that pro rata portion of fees that become due for the period of time that includes the period during which support services were not provided. Further, if Nortel notifies Seller that Seller is failing to provide support services for which it is obligated hereunder, and within   30     days of receipt of written notice Seller does not cure the failure (to the extent possible) and demonstrate to Nortel’s satisfaction that Seller will provide support services, as

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needed in the future, Nortel may without further notice (a) terminate the support services as of the date of the notice without liability or further obligation. and, (b) if it paid for support services in advance, obtain a refund of all fees paid and applicable to support Seller was obligated to provide after the date Seller first failed to provide services.

2.	Repair Locations and RMA Contact Number and “Return To” Location

•	Current Repair location is: 247 Santa Ana Court, Sunnyvale, CA, USA 94085

•	RMA Contact # is: 1-408-519-4861 -or- 1-888-561-2632

•	Return To Address: this address varies and will be provided to Nortel caller at time that RMA is provided

3.	No Fault Found, Emergency Advance Exchange and Out of Warranty Replacement Services and Repairs

3.1	Replacement Service – At Nortel’s request, Seller will deliver replacement Products, including FRU’s, after the expiration of the applicable Warranty Period. The prices for replacement FRU’s are set out in Section 3.3 below Nortel will pay freight expenses on the returned Product. Seller will pay the freight expenses for the shipment of replacement Product.

3.2	No Fault Found – Charges for no-fault-found in Products submitted under Section 2.8 of Exhibit H of this Agreement, unless otherwise agreed herein, will be Seller’s standard charges for testing and packaging the returned NFF Product(s), as set out in section 3.3 below.

3.3	Out of Warranty Repair Services Rates

Seller will provide Repair services under the terms of an extended warranty agreement at the rates shown in Table D-2.

Table D-2 Extended Product Warranty Fees

	Years*	Annual Charge as % of TNV
1	Yr-1	[*]
2	Yr-2	[*]
3	Yr-3	[*]
4	Yr-4	[*]
5	Yr-5	[*]

*Note: Years is the term of the extended warranty agreement purchased by Nortel.

At Nortel’s option, Seller will upgrade basic Repair service provided under warranty or an extended warranty agreement to a Next Business Day service level for the annual fee specified in Table D-3.

Table D-3 Advanced Exchange Service Fees

Geographical Region	Uplift Fee To Base Support Pricing as % of TNV *
i) NA REGION	[*]
ii) EMEA REGION	[*]
iii) APAC REGION	[*]
iv) CALA REGION	[*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[ * Note: Total “Network Value is the aggregate sum of all supported serviceable Products in networks of Nortel’s customers calculated at List Price ]

For repairable Products not covered by a warranty or an extended warranty agreement Seller will repair or replace a Product for a per-incident charge based on the following matrix and, if not included in the matrix, for a price or rates not to exceed Nortel’s then current discounted price for the then current “FRU New Price” listed in Exhibit A or as provided for in the matrix below, as applicable. Seller’s Hardware repairs and replacements will be in accordance with Exhibit H of this Agreement.

Table D-4 Per-FRU Repair and NFF Fees

PEC	Seller Order Number	Third Party Manufacturer Part Number (if any)	Seller FRU Description	FRU New Price	FRU Repair Fee	NFF Fee	MTBF rate Per Year (hrs)
TBD	622-363	N/A	ER2200e – EU version	Refer to Exhibit - A	Minimum [*] USD – max. not to exceed [*]	Minimum [*] USD; Max. [*] USD	[*]

TBD	622-364	N/A	ER2200e – UK version	Refer to Exhibit - A	Minimum [*] USD – max. not to exceed [*]	Minimum [*] USD; Max. [*] USD	[*]

TBD	622-345	N/A	ER2108e – UK version	Refer to Exhibit - A	Minimum [*] USD – max. not to exceed [*]	Minimum [*] USD; Max [*] USD	[*]

TBD	622-346	N/A	ER2108e – EU version	Refer to Exhibit - A	Minimum [*] USD – max. not to exceed [*]	Minimum [*] USD; Max [*] USD	[*]

TBD	622-347	N/A	ER2108e – China version	Refer to Exhibit - A	Minimum [*] USD – max. not to exceed [*]	Minimum [*] USD; Max [*] USD	[*]

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TBD	622-348	N/A	ER2108e – CO version	Refer to Exhibit - A	Minimum [*] USD – max. not to exceed [*]	Minimum [*] USD; Max. [*] USD	[*]

TBD	648-181	N/A	DC-DC Compact Converter for ER2xxx Product Series	Refer to Exhibit - A	Minimum [*] USD – max. not to exceed [*]	Minimum [*] USD; Max. [*] USD	[*]

3.4	Emergency Advanced Exchange Charge

If Nortel requests that Seller ship repaired Products or replacement Products directly to Nortel’s customer to satisfy an Emergency advanced replacement order, Seller will charge Nortel for Advance Exchange fees as specified in Tables D-3 and D-4 of this Exhibit. Seller will pay freight and all other charges related to delivery, Nortel will be responsible for reimbursing seller for any premium freight charges, excise taxes, duties, VAT, brokerage and customs import fees, and any other fees incurred as part of Nortel’s request of Seller for delivery of the Advanced Exchange repaired product direct to Nortel’s end-customer from Seller’s depot. The fees in Table D-5 and D-6 will be in addition to any applicable repair charges for post-warranty service.

Table D-5 Emergency Advanced Exchange Fees

Product	Description	Fee/Charge
ER2200/e	Ethernet to DS3 / E3	[*] of Product List price, whichever is greater

ER2108/e	Ethernet to 8xDSl / El	[*] of Product List price, whichever is greater.

648-181	DC-DC Compact Converter for ER2xxx Series	[*] of Product List price, whichever is greater.

Note: If Seller provides Advanced Exchange Product to Nortel or its customer directly and faulty ‘replaced’ Product is not received at Seller’s designated return location by Seller within [*] of customer having received Advanced Exchange Product at address provided by customer or Nortel , then Nortel will be charged and invoiced for the List price of the replaced Product

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Table D-6    5-Day Expedited Repair Pricing

Product	Description	Fee Charge
ER2200/e	Ethernet to DS3 / E3	[*] per request
ER2108/e	Ethernet to 8xDSl / El	[*] per request
648-181	DC-DC Compact Converter for ER2xxx Series	[*] per request

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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EXHIBIT E

ACCEPTANCE PROGRAM AND TESTING

1. Product Acceptance Test – Nortel and/or Seller will perform installation and commissioning tests at end customer locations as required for in-service cut over at each customer site. Prior to the delivery of the first of each Product design purchased hereunder, the parties will agree in writing to a Product Acceptance test to be used for testing Products upon delivery. However, the parties will agree on no less than the Product meeting Specifications and passing Seller’s standard installation and commissioning tests.

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EXHIBIT F

CHANGES

1.	At its expense Seller will make Class A or AC changes required by GR-209 (i.e., re-design and retrofit) to eliminate Product defects. Seller and Nortel will install the Class A or AC changes at a mutually agreed upon expense to be shared by both parties in all installed and stocked Products through the retrofit program that Seller and Nortel negotiates with its customers. Seller and Nortel will implement the retrofit in no more than [*] from the date the defects were first detected. During its customer retrofit negotiations, Nortel will use reasonable efforts to minimize Seller’s retrofit costs. The retrofit remedy will be in addition to any other remedies under the Agreement.

1.1	Seller will provide seed stock units in order to complete the retrofit in the [*]. The number of seed stock units required will be calculated as follows: Seed Stock Units = Material Cycle Time (Weeks) x Retrofit Rate*

*Retrofit Rate =	Number of units to be retrofitted
Change Completion Date—Implementation Date

1.2	On Seller’s request, Nortel will give Seller Nortel’s (a) Product Engineering Code, (b) Product release number, and (c) CLEI Product code for each retrofitted Product. On Nortel’s request, the information will be stamped on the Products.

2.	Within 7 business days of Design Acceptance of a changed Product, Seller will update the Design Acceptance report described in the SQRM

3.	At any time Seller updates a Product to a new release, the Product will be stamped with a serial number that it clearly identifies the new release and distinguishes it from previous releases of the Product.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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EXHIBIT G

REPORTS

1.	Monthly Reports: Repaired Products – If applicable and requested by Nortel, By the third day of each month during the Term Seller will provide a Repair Failure Analysis Report to Nortel’s designated repair, quality control and product brand managers at an address and contact number(s) to be provided by Nortel.

All occurrences of Product failure in the field, analysis results, corrective actions and implementation plans will be included in the monthly report, including:

(a)	Number of Products delivered and number of Products returned in the previous month.

(b)	Number of Products delivered and number of Products returned year to date.

(c)	Number of Products delivered and number of Products returned to date.

(d)	Number of replacement devices provided in the current month and the same on a cumulative basis.

(e)	Post Repair Information: Symptoms of replacement devices per unit, cumulative in-service time (in months) and annualized Replacement Rate.

(f)	Trend chart using a time of Replacement Rate

(g)	Actual mean-time-between-failure (MTBF) measurement: The actual annualized MTBF will be calculated from the cumulative Replacement Rate recorded monthly.

(h)	On Time service level for (i) repair and return, (ii) retrofit, (iii) fast cycle failure analysis (FCFA), and (iv) return material authorization (RMA).

1.1	For Products being repaired Seller will track each Product by its PEC and unique serial number throughout the repair process. Seller will maintain and provide Nortel with repair failure analysis data on a monthly basis during the Term, including, but not limited to, the information set out in the Nortel SQRM.

2.	Minimum Field Baseline Report – As required by Nortel on a calendar quarter basis, after the date the Products pass Design Acceptance, Seller will provide to Nortel’s designated repair, quality control and product brand managers a Minimum Field Baseline Report with the minimum applicable release level number for the in-service operation of the Products and the release level of new Products shipped during the previous month. For each Hardware and Software release the report will detail the (a) the contents of the release, (b) backward and forward compatibility, (c) ability to upgrade the release, (d) any other information reasonably requested by Nortel.

3.	General Business Report – As required by Nortel on a calendar quarter basis, after the date the Products pass Design Acceptance, Seller will provide to Nortel’s designated repair, quality control and product brand managers a General Business Report. On a per PEC basis, the report will detail the

(a)	Number of Products delivered to Nortel in the previous month.

(b)	Total business in dollars delivered to Nortel in the previous month.

(c)	Number of Products delivered year to date to Nortel.

(d)	Total business in dollars delivered year to date to Nortel,

(e)	Number of Products delivered to date to Nortel.

(f)	Total business in dollars delivered to date to Nortel.

(g)	Total number of shipments that were missed or delivered short by Seller in the previous month.

(h)	Price in effect in the previous and current months.

(i)	Prices paid for Nortel proprietary components in the last month.

(j)	Total number of problem resolution system (PRS) reports) and customer service requests (CSR) raised in the previous month on the Products and a summary of each problem.

(k)	Total number of calls received from the Nortel Customer Service center in the previous month.

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EXHIBIT H

HARDWARE WARRANTY AND POST WARRANTY SUPPORT

References to Telcordia or Nortel proprietary telecommunications standards in this Exhibit H will include amendments and replacements of the standards, as they occur from time to time during the Term. Charges for technical support for Products while under Warranty, for the services and coverage as defined in both Exhibit H and I, will be included within the Product pricing provided under Exhibit-A. For those Products that are not under warranty, service and support will be provided For an agreed-to charge under the terms of a separate Service and Support Agreement with Nortel, Seller will comply with any Level 2 and Level 3 support requirements (as outlined in Exhibit I) reasonably requested by Nortel and related to Hardware support issues.

1.	REPAIR PROCEDURE

1.1	Seller will give Nortel a return material authorization (RMA) number within [*] of receipt of Nortel’s written notice of a warranty breach and will notify Nortel about the address and contact information for the repair location to which Nortel will ship defective Products. Nortel will mark the return shipping package with the RMA number. The parties will agree in writing on a procedure for return of Products for repair. The agreed procedure will be attached to and incorporated into this Exhibit H as Attachment 1; provided, however, if the procedure in any way conflicts with the terms and conditions set out in this Exhibit H, excluding Attachment 1, the terms and conditions of Exhibit H, excluding Attachment 1, will take precedence.

1.2	Nortel will ship RMA Products to Seller, freight prepaid and reasonably insured. Nortel will prepare export documentation, showing Nortel’s ownership of the RMA Products and complying with the preferential trade requirements in Section 23.2 (Preferential Agreement - Procedures) of the Agreement. Nortel will provide the following information with Products returned to Seller for Repair Services:

(a)	Nortel’s name and complete address;

(b)	quantities and model numbers of Products being delivered for repair;

(c)	the nature of the defect or failure, if known;

(d)	Purchase Order number under which repairs are to be made, if Product is no longer under warranty;

(e)	name(s) and telephone number(s) of Nortel’s point of contact concerning the Repair Services requested;

(f)	ship-to address or Nortel’s location for return of repaired or replacement Products; and,

(g)	whether or not returned Products are under warranty.

1.3	Seller will date stamp or apply a repair date label to each repaired and returned Product with the repair date formatted DDMMYYYY and applied or stamped next to the manufacture date, or, if the preceding is not possible, then at a readily visible location on the unit.

1.4	On receipt of written notice of a breach of warranty, Seller will notify Nortel about (a) its point of contact for the Repair Service requested, and (b) any special packing for Product returns.

1.5	Seller’s invoice to Nortel for out-of-warranty repairs will contain:

(a)	Nortel’s PO number for the Repair Services;

(b)	the quantities and model numbers of Products repaired and associated repair charges;

(c)	the applicable sales or excise taxes;

(d)	the total amount payable; and,

(e)	the address to which payment should be made.

Seller will not charge Nortel for an out-of-warranty Product repair, unless, prior to invoicing for the repair, (a) Seller provides Nortel with proof the defective unit of Product is out-of-warranty (e.g., date of manufacture with respect to a unit of Product not previously repaired for the same defect or the date of repair for Product being repaired again for the same defect. Seller will provide or make available repair failure data as described in Exhibit G, Attachment 1, prior to invoicing Nortel; and (b) Seller provides or makes available repair failure data as described in Exhibit G, Attachment 1.

1.6	Seller will deliver repaired Products and replacements to Nortel’s designated location, freight prepaid and reasonably insured. Seller will prepare export documentation, showing Nortel’s ownership of the RMA Products and complying with Preferential Trade Agreement requirements.

1.7	No charges for return repair work will be incurred by Nortel for repaired Products other than as specified above while Products are under warranty unless Product has been mishandled, abused, or otherwise improperly used. Charges will apply for out-of-warranty repairs to Products as outlined elsewhere in this Agreement.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

**** NORTEL CONFIDENTIAL ****

2.	REPAIR AND REPLACEMENT SERVICES

2.1	Spares

2.1.1	At Seller’s factory and/or at location(s) to be determined by the Seller, Seller will store the Repair Services Pool. The quantity of spares will be agreed on in writing as reasonably determined mutually by the parties, based on the (a) volume of Products delivered, (b) the applicable mean time between failure rates, and (c) Nortel’s desire to provide its customers with Product replacement consistent with the requirements outlined elsewhere in this Agreement. Seller will not use the Repair Services Pool for retrofits or upgrades unless mutually agreed to by both parties. The parties may agree in writing to change the quantity of spares, based on the repair history and changes in the installed base of Products.

2.1.2	At all times Seller will, with reasonable limitations considered, maintain the agreed quantity of spares in the Repair Services Pool. Spares added to the Repair Services Pool will (a) be functionally equal or better than the inventory being replenished, (b) be backward compatible, and (c) meet the minimum field baseline. Seller may provide new Products as spares.

2.2	Packaging of spares –

•	First Level Packaging (unit boxes) must be new or recycled packaging that is not damaged and looks like new (internal ESD coating and external).

•	Foam and plastic inserts must be new or recycled to look like new and meet ESD requirements.

•

If ESD bags are required: ESD bags must be new (i.e., no recycling is allowed), and must be of a size that will be no greater than is necessary to accommodate a unit of the applicable Product, but be of a size that will allow the user to seal it shut without difficulty or damaging the integrity of the packaging.

•	Units must be clean, including but not limited to old labels being removed and any label residue or stains being removed prior to packing.

2.3	Information about the status of Products being repaired will be included in the report described in Subsection 6.2.3 and Exhibit G of the Agreement.

2.4	As of the Effective Date, Seller shall provide Nortel and any distributors and/or maintenance co-providers identified in writing in advance by Nortel, provided that the appropriate confidentiality and Non Disclosure Agreement’s are in signed and effect with these entities with FRU information, updated regularly as it changes, including but not limited to:

(i)	A detailed listing of FRU parts, including Seller’s part number, revision number and pricing for each FRU and updates thereto.

(ii)	FRU ordering procedures

(iii)	Mean Time Between Failure (MTBF) data for each FRU.

(iv)	FRU strategy information, including recommendations and procedure

(v)	an escalation matrix of contact names, titles, responsibilities, telephone numbers, pager numbers and mobile phone numbers for problem resolution during business and non-business hours.

2.5	Product Repair Service Process – With respect to Product repairs, and for fees as applicable and as described in Exhibit D, Seller will implement a “like-for-like” repair process, as described in Subsection 2.5.1 below, unless Nortel requests in writing in advance that Seller implement a “same-for-same” repair process, as described in Subsection 2.5.2 below, for a particular Nortel customer, Provision of a same-for-same repair process will be by mutual consent of the parties.

2.5.1	With regard to the “like for like” repair process (i.e., Seller will provide the same product, but not necessarily the same serial number as the returned Product) Seller will:

(a)	ship a replacement product from the Repair Service Pool freight and insurance prepaid within the Repair Period.

(b)	track returned defective Product by its unique serial number throughout the repair process; and,

(c)	provide Nortel with Repair Failure Analysis report as described in Exhibit G.

2.5.2	With regard to the “same for same” repair process (i.e., Seller must repair and return the exact same Product by serial number that was presented for repair) Seller will:

(a)	track returned, defective Product by its unique serial number throughout the repair process;

(b)	repair and update the Products to the minimum field baseline;

(c)	If the returned Product’s serial number has changed (UTR), Seller will put the following on repair order originally provided by Nortel: (I) old serial number, (ii) new serial number and (iii) reason(s) for change;

(d)	complete the same for same repair process within the time period equal to the Repair Period plus 5 business days; or as may be otherwise reasonably be required

(e)	provide Nortel with Repair Failure Analysis report as described in Exhibit G; and,

(f)	Return Products with freight and insurance prepaid;

**** NORTEL CONFIDENTIAL ****

2.6	Global Customer Investigation Process (GCIP) – With respect to the return of Products that have caused Critical Problems, as defined in Section 3.1 of Exhibit I, Nortel, with agreement of Seller, may request that Seller investigate the defect under the GCIP. Unless directed otherwise by Nortel in the GCIP case document at its expense Seller will perform a detailed root cause analysis of the problem, using the engineering tools required to find the cause of the failure (e.g., Environment Stress Screening ESS, In-circuit testing, Functional testing, System testing, High potential testing, Traffic testing, and/or normal repair diagnostics). Seller will issue a separate RMA number for each Product returned for a GCIP. Seller will not upgrade or repair Products going through a GCIP process until Seller has specifically identified the root cause of Product failure. Seller will notify Nortel about the results or the current status of the GCIP within 10 business days, unless Nortel agrees in writing to a longer period of time. The 10 business days will commence on the date that Seller receives the defective Product from Nortel at a location designated in advance in writing by Seller and Seller will make best efforts to provide Nortel with the designated location(s) promptly.

2.7	DOA/ELF Products – Products that become defective within the first 90 days following shipment by Nortel or Seller, if Seller is requested to do so by Nortel, to Nortel’s customer will be referred to as Dead On Arrival (DOA) or Early Life Failure (ELF). In the case where Seller has not shipped Product in question directly to Nortel customer. Nortel will provide evidence to Seller that Product is still within 90-day period following shipment by Nortel to customer, and return the DOA/ELF Products to Seller with the RMA documentation. At its expense Seller will perform a root cause analysis on returned DOA/ELF Products. The root cause analysis will consist of functional tests and ESS.

2.7.1	After testing, Seller will repair, re-furbish, upgrade (to the latest version or release), label (with the repair date) and return the Products to Nortel within the Repair Period or replace and return the unit at the Sellers discretion. Returned DOA/ELF Products will be considered new Products provided that a problem is found with the DOA/ELF Product returned for repair. Within 30 days of Nortel’s notice, Seller will do a root cause analysis and implement a plan of correction if the rate of failure of a DOA/ELF Product exceeds twenty percent (20%) of the Product’s Annualized Replacement Rate. Seller will update Nortel in writing with the findings of the root cause analysis as well as with the corrective plan of action.

2.8	No Fault Found

2.8.1	Seller may invoice Nortel if Seller determines that units where no fault is found (NFF) exceeds [*] or more of the returned Products over any rolling [*] period during the Term. The invoice will be based on Seller’ then-current charges for full functional tests and any other additional requirement, as set out in Exhibit D, and will include a reasonable charge for return freight in addition to the specified fee. Seller will return the Products to Nortel, using Nortel’s chosen carrier. Seller will test the Products and return them to Nortel within the Repair Period or as otherwise mutually agreed to by the parties.

2.8.2	If quantity of NFF Products equals more than [*] of the Product Replacement Rate (RpR), Seller will (a) perform a root cause analysis, and (b) implement a plan to correct the NFF returns occurrences within [*] of reaching the [*] level. Seller will include the analysis results and the plan in the report as set out in Part 1 of Exhibit G of the Agreement.

2.9	Uneconomical To Repair (“UTR”) – Returned Product will only be classified “UTR” if Nortel and Seller agree in writing. Seller will promptly notify Nortel of any returned Product that Seller believes is UTR due to abuse by a Nortel customer. For all Products under warranty, but classified “UTR” by the parties’ written agreement, Seller will either replace product with a unit from the Repair Service Pool within the Repair Period , or in the case of a unit returned for repair but which Seller determines has been subject to abuse, mishandling, or abuse by Nortel or Nortel’s Customer, will and with Nortel’s concurrence and receipt of a Purchase order, replace the returned UTR Product for a chargeprice as determined statedby the then current Nortel price for that Product as specified in Exhibit- A plus a handling fee as specified in Table D-4 of Exhibit D. Seller will return to Nortel all Products that are not under warranty and classified as “UTR.” Nortel will bear the expense of Seller’s returning out of warranty “UTR” Products to Nortel. In the alternative and based on Nortel’s issuing a Purchaser Order for replacement Product, Seller will replace out of warranty UTR Product at the price, if any, stated in Exhibit D.

For each Product purchased under this Agreement for 5 years after the date the manufacture of a Product is discontinued, and, if a Product is not discontinued during the Term, for a period of 5 years after the termination of the Agreement, Seller will (a) make available the out-of-warranty repair and replacement services described in this Exhibit H, and (b) provide functionally equivalent maintenance, replacement and repair parts necessary to maintain the Products, including discontinued Products.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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EXHIBIT H

ATTACHMENT 1

SELLER’S PROCEDURE FOR RETURN OF PRODUCTS FOR REPAIR

Seller’s Return Material Authorization instructions and International Customer Return Shipment instructions are included here.

ANDA RMA	ANDA Return
Procedure	Shipping Instructions

Return Materials Authorization (RMA) Procedure

1.	If for any reason the Customer must return an ANDA product, it must be returned to an ANDA facility, shipping prepaid, and packaged to the best commercial standard for electronic equipment. ANDA will pay shipping charges for delivery on return. The Customer is responsible for mode and cost of shipment to ANDA, The Customer must have a Return Material Authorization (RMA) number marked on the outside of the shipping package. Products sent to ANDA without an RMA number will be returned to the sender, unopened, at the sender’s expense. A product sent directly to ANDA for repair must first be assigned a Return Material Authorization (RMA) number.

2.	The Buyer may obtain an RMA number by:

☐	calling the ANDA Customer Service Center at: 1.888.561.ANDA (2632), ext 4861,

☐	calling the ANDA Customer Service Center directly at: 1,408.519.4861.

☐	emailing the ANDA Customer Service Center with a request for an RMA to be issued at:

tech-support@andanetworks.com

When calling ANDA for an RMA number, the Customer should have the following information available for the Customer Service Representative:

•	Model number and serial number for each unit

•	Reason for return and symptoms of any reported problem or failure

•	Purchase Order number if product is an out-of-warranty unit

•	Name, telephone number, and email address of person to contact if ANDA has questions about the unit(s).

3.	A return address will be provided to the Customer at the time the RMA number is issued. The standard delivery method for return shipments is Standard Ground for domestic returns and International Economy for international returns (unless otherwise specified).

ANDA Networks Inc	January - 2006
www.andanetworks.com	RMA Procedure

Notice To Customer

Customer:
Customer Contact:
Product Part Number:
Product Description:
Serial Number:
Return Material Authorization Number:

Instructions for Return of Replaced Product

The following instructions should be used for return of the faulty or replaced product(s) to ANDA Network’s Customer Service Center.

•

Carefully and properly package the equipment (using the original packaging for replaced product if possible—Customer is responsible for any physical damages to product that may be incurred through return of product to ANDA)

•	Please include a copy of this document

•	Please write the RMA number on the box

•	Please use the harmonization code 9801.10.0000 and include a commercial invoice when returning your ANDA Product.

•	Please return the product pre-paid and addressed to:

ANDA Networks Inc.

Attn: Customer Service Center,

1274 Geneva Drive,

Sunnyvale, CA, USA. 94089

RMA#:

EtherCARE TM –your source of complete network assurance for ANDA’s EtherTone ™ products.

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EXHIBIT I

TRAINING, MARKETING SUPPORT AND SOFTWARE TECHNICAL ASSISTANCE

1.	Training

1.1	Training During the Term - Seller agrees that at some time agreed in writing by the parties, but before the fourth week prior to Nortel’s first shipment of a Product type to a customer that at no additional charge Seller will provide Nortel with a quantity, as specified herein, of post sales technical support training, as such training is set out here in this Exhibit I. Nortel will designate and notify Seller about the Nortel technical support center locations at which Seller will conduct training courses. Beyond the training defined here in sections 1.1 and 1.2, for charges agreed to in advance by both parties, Seller will make available and provide additional training to Nortel during the Term.

(a)	Seller will provide and deliver, [*] to a maximum of [*] Nortel personnel per class sufficient training to allow such Nortel trainees to become proficient in the use and support of the Products. In that regard Seller will provide up to [*] training classes covering the EtherReach, or other Seller platform(s) as mutually agree going forward, initially and [*] web –based classes for each major release/version of software for the same a Product platform on an ongoing basis thereafter. Seller will make reasonably available Seller subject matter expert or experts to provide the Nortel Instructors with access to subject matter support in Nortel’s preparation for training Nortel’s customers, including a subject matter expert remotely attending via telephone or web conference, and supporting the Nortel Instructor (e.g., answering questions about training materials) in the instructor’s first customer training class.

(b)	The training described above shall include, but not be limited to, the following:

•	Hands-on lab trouble shooting sessions

•	Detailed diagnostic procedures, including remote diagnostic procedures

•	Coverage, review of and training on a “pre-escalation” checklist for use by Nortel support personnel prior to escalating a call to Seller.

•	Provision of preliminary technical documentation, technical courseware and curriculum review.

(c)	At Nortel’s request, at a price or discount mutually agreed in writing by the parties, Seller will provide additional Product training to Nortel. Unless agreed to in writing in advance with Nortel, or should Nortel customer also be a current customer of Seller or by customer request, Seller will not train any Nortel customer with respect to Products that the customer purchases from Nortel, unless customer was a customer of Seller prior to execution of this Agreement.

(d)	Included with the training to be provided by Seller as agreed to and described in this Exhibit, Seller will provide Nortel with all documentation, course materials and curriculum requirements as customarily provided by the Seller for the training (“Courseware”), including, but not limited to ~ curriculum paths, lab requirements, course details (e.g., descriptions, duration, and prerequisites), soft copies of source files, instructor guides and student guides. However, Nortel will be responsible for distribution of Courseware to its customers. Seller will update and revise the Courseware as it updates and revises Product Documentation, as described in Section 1.4 of Exhibit J.

(e)	For any training in addition to the initial training provided under section 1.1 (a) above Seller will provide Nortel with demo units of Product(s) reasonably necessary for Nortel to establish a training lab at which to conduct training under a special demo discount program outlined under Exhibit A, Part II (c) above. The pricing, and terms and conditions for the provision of any Seller equipment that is required by Nortel for this purpose are included within Exhibit-A of this Agreement.

1.1.1	In addition to the rights granted in Section 1.8 of this Exhibit and at no additional charge Seller hereby grants Nortel the right to record technical support training classes conducted by Seller hereunder and to use them as a training tool and to enhance Product support Nortel provides to customers.

1.2	Courseware Development: Seller will develop draft, preliminary, and standard versions (described below) of Courseware and provide Nortel with a copy of both source code and final product for each version as it is completed.

1.2.1	Draft Courseware – Seller will design draft Courseware for new Product content or feature information or draft new Product content or feature information into existing Courseware, as such content or information is developed with respect to Product Documentation under Exhibit J. Seller will provide Nortel with the resulting draft version of the Courseware (“Draft Courseware”) at least six (6) weeks prior to first Nortel shipment of the Product containing the new content or feature

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Preliminary Courseware – After release of the Draft Courseware to Nortel, Seller will (a) solicit comments from Nortel; (b) review all comments, feature churn, validation procedures, screen captures, and/or any information that was not available prior to the release of the Draft Courseware; and, (c) edit and format the Draft Courseware for purposes of clarity and quality. At its expense Seller will conduct a pilot course with the resulting updated Draft Courseware resulting training materials (“Preliminary Courseware”). Seller will provide Nortel with the Preliminary Courseware for use in training customers at least four (4) weeks prior to shipment of the applicable Product.

Standard Courseware – After release of the Preliminary Courseware, Seller will solicit input from Nortel concerning its trainers’ use of the Preliminary Courseware in pilot courses and Nortel and customer trainee reactions and feedback concerning the Preliminary Courseware. Using all feedback, Seller may make final edits, content adjustments and formatting changes and will provide any resulting updated Preliminary Courseware to Nortel for final review and input (“Standard Courseware”). Following any adjustments deemed necessary by mutual consent of the parties as a result of additional input from Nortel, Seller will release the Standard Courseware to Nortel. Such release will be at least [*] prior to Nortel’s first scheduled customer training classes (other than courses designated pilot courses by Nortel).

1.3	Training after the Term – For [*] after the termination of the Agreement, and for a fee, or fees, to be determined following the termination of the Agreement, Seller will provide Nortel (including any third party training vendor identified in a notice from Nortel) with Product training and related documentation for (a) up to 10 Nortel instructors on content covering the initial Products purchased, and (b) the same training for additional Products purchased at times and locations mutually agreed in writing by Nortel and Seller. The training sessions will provide the participants with enough information to allow them to provide the same training to other Nortel instructors and Nortel’s customers. Nortel will pay its instructors’ travel and living expenses for attending training sessions.

1.4	Supplemental Training Access During and After the Term – Supplementing training, Seller will work with Nortel to provide trained Nortel instructors with ongoing telephone access to Seller’s technical personnel on a mutually agreed to basis. Nortel and Seller will agree in writing on a process for providing the telephone access and identifying the Seller personnel who will provide the training and the trained Nortel instructors who will have the access to the supplemental training.

1.5	Contacts and Communicating Process – Seller will provide Nortel with the name and contact information for Seller’s prime point of contact for Nortel concerning Product training and Courseware issues that may arise during the Term.

1.6	Additional Support – For a period of 6 months from the effective date of this Agreement, Seller will provide access to Seller’s Level 2 technical support to Nortel if technical issues arise during training courses Nortel conducts for its customers.

1.7	Training – Grant of Rights

The following definitions will apply for purposes of this Section 1.7:

“Employees” shall mean all employees, agents and sub-contractors of Seller (including without limitation employees of such agents and sub-contractors).

“IP Rights” shall mean all intellectual property rights in any jurisdiction, including, without limitation, all copyrights, rights to create derivative works, patents, trademarks, trade secrets, confidential information, mask works, any similar intellectual property or proprietary rights, and registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof.

1.7.1	Seller represents and warrants that it

(a)	is the sole and exclusive owner of the Courseware and the Intellectual Property Rights therein;

(a)	has the free, clear and absolute right to sell, transfer, assign and convey the Courseware to Nortel or a Nortel designated, authorized third party partner training provider, excluding Seller, (“Third Party Training Partner”);

(b)	has obtained and possesses the written waiver of any and all moral rights which may be held by all creators (including of training collateral and technical information, including Employees; and,

(c)	has obtained and possesses the written agreement of all creators of training collateral and technical information, including Employees, selling, transferring, assigning and conveying to Seller unrestricted and complete right, title and interest in such persons’ contributions to the Courseware in such contributions, including, without limitation, the unrestricted right of Seller to further license, sell, transfer, assign or otherwise convey such right, title and interest to Nortel or its designated Third Party Training Partner.

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1.7.2	At no additional charge Seller hereby grants to Nortel and Third Party Training Partners , provided that the appropriate confidentiality and Non Disclosure Agreement’s are signed and in effect with these entities, a sole, non-assignable, perpetual license to use, copy, and modify the Courseware and to create enhancements, to the Courseware or derivative works of the Courseware (“Developed Courseware”). Such license shall be royalty-free and exclusive to Nortel or Nortel designated Third Party Training Sellers.

1.7.3	Seller hereby authorizes Nortel and, as applicable, Third Party Training Partners, provided that the appropriate confidentiality and Non Disclosure Agreement’s are signed and in effect with these entities, to distribute Courseware in object code, hard copy format or electronic format (e-Learning) to students in connection with the provision of training to such Students.

2.	Marketing Support – During the Term, on Nortel’s request, at Seller’s expense, Seller will conduct one (1) training session for Nortel sales and marketing personnel (the training session and content being appropriate for the audience) and provide the following marketing support:

2.1	Assistance in providing Nortel’s customers and potential customers with point-by-point responses to requests for quotations and requests for information concerning the Products.

2.2	Review and provide feedback on Product promotional material.

2.3	Seller may provide non-operational demonstration units that look like the actual Products.

3.	Software Technical Support During the Term, for Products that are under Warranty and for 1 year after the termination of the Agreement, Seller will make available to Nortel the Software technical support services described in this Section 3. The pricing for the specified services for Products under warranty will be included in the Product pricing specified in Exhibit-A. If Nortel deems it necessary to transfer Software support for Products for existing customers to Seller following termination of this Agreement, Seller and Nortel agree to negotiate in good faith financial terms to make the transfer. For Products not under Warranty, the specified Technical Support services will be available to Nortel under the terms of a separate Service and Support Agreement between Nortel and Seller for the fees specified in Exhibit D.

3.1	Definitions – As used in this Schedule, unless otherwise defined:

Term	Definition
Permanent Solution(s)	A resolution to a Problem that, (a) causes the product to conform to its Specifications and any other criteria and/or requirements set out in the Agreement and applicable to the product, and (b) restores the service and operation of a product without any loss of functionality.

Problem	All problem classifications as defined within this document.

Technical Support Services	Those supplier technical support services described within this document.

Work-Around	A temporary resolution for a Problem, which (a) can be implemented in the customer’s network without interruption of service or operation to whatever extent is reasonably possible (b) includes a date by which a Permanent Solution will be implemented, and (c) is only applicable if approved in writing by Nortel and which approval will not be unreasonably withheld. In the case of a software Problem, a Work Around may consist of a patch where possible or instructions on how to avoid the Problem.

Time to Resolve	The time it takes to identify either a Permanent Solution or Work-Around.

Time to Close Case	The time it takes to satisfy all the requirements to move the case status to the “closed” state.

Loss of Redundancy	Loss of duplex functionality and describes situations where the system is operating in simplex mode.

Remote Access	Access to the system/solutions/networks by remote means for purposes of providing Technical Support Services.

3.2	Technical Support Services – Seller must make available and provide to Nortel those Technical Support Services necessary to ensure (a) the continued operation of the Product, (b) that the Product contains no design defects and that it remains in compliance with its Specifications (c) the Specifications remain complete and accurate, and (d) the product remains free of Problems. Nortel will staff and train as appropriate, in order to be able to deliver first level technical support (ILS) and provide the first line of support to its customers.

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3.3	Technical Bulletins – Seller will develop and provide technical reports and customer consumable technical bulletins on field preventable outages, defective software, software release availability and retirement. Seller will distribute all product technical reports and bulletins to Nortel as such reports and bulletins are published by the Seller. The reports and bulletins will include all product advisories, customer advisory bulletins, notices of change or notices of intent for software loads or hardware revisions, and any documentation that could impact products purchased by Nortel. Further, the content of such described reports and bulletins will include at a minimum: ticket number, text, problem description, RCA if known, fix id, target release, target availability, bulletin id. The supplier will deliver the described reports and bulletins to Nortel via a generic email account provided by Nortel or to an internal Nortel drop box, whichever Nortel may designate in writing to the supplier from time to time. Unless otherwise agreed by the parties, Nortel may make the reports and bulletins available to all Nortel employees and contractors with a need to know and all Nortel customers that have purchased or are considering purchasing the supplier’s products from Nortel.

Seller will provide Nortel with continuous access to all of Seller’s “eService” portfolio, knowledge management systems, known issue lists or problem tracking databases (Problem Databases) for products. Seller will also include Nortel on general customer Communications (i.e., not necessarily specific to products purchased by Nortel) such as technical bulletins and hardware or software update Communications.

3.4	Contact Information – Seller will provide Nortel with Seller’s current Technical Support Services contact information with respect to problem tracking and escalation:

•	Phone number

•	Email address

•	After-hours phone numbers, pager numbers and email addresses if applicable and different from above

•	Escalation contact list, to include names, phone numbers, pager numbers and email addresses

3.5	Problem Severity – Nortel and Seller will mutually categorize Problems and Seller will provide Technical Support Services according to the definitions in Section 3.1 above and the priority levels set forth in the matrix below and the service level responsibilities set out in Section 3.4.

(a)	Problem Severity: The severity of a Problem will be determined by Nortel and Seller based on the criteria in the matrix below.

Table 1-1 Problem Severity

Classification: E1	Outage situation

Criteria

This type of Problem severely affects service, capacity /traffic, billing and maintenance capabilities and requires immediate corrective action, regardless of time of day or day of the week.

A Problem that renders the service or operation of the product / solution wholly unusable or inoperative.

Examples of an E1

• Total or partial network element outage • A reduction in capacity or traffic handling capability such that expected loads cannot be handled • Failure resulting in dynamic routing, switching capability or transport loss • Any loss of safety or emergency capability (e.g., emergency calls such as 911 in North America) • Loss of the system’s ability to perform automatic system reconfiguration • Inability to restart the system • Loss of billing/accounting capability • Corruption of billing or system databases that requires service affecting corrective actions • Other problems that severely affect service, capacity /traffic, billing, and maintenance capabilities or are jointly viewed by Nortel and the customer as critical.

Classification: E2	Loss of redundancy
This type of Problem results in potential service degradation and/or total outage. It is a serious situation not involving service degradation in a live environment, but leading to a total or partial loss of redundancy.

Examples of an E2 • Loss of redundancy of critical functions (i.e. control, interface, power, cooling) • Loss of protection switching capability •

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Short outages equivalent to system or subsystem outages not seriously impacting service with accumulated duration of greater than two minutes in any 24-hour period, or that continue to repeat during longer periods • A reduction in provisioned capacity of 5% and for a cumulative duration of more than 10 minutes per 24 hours • Repeated degradation of DS1/E1 or higher rate spans or connections • Loss of system’s ability to perform automatic system reconfiguration • Loss of access to maintenance or recovery operations • Any loss of functional visibility and/or diagnostic capability • Loss of system’s ability to provide any required system critical/major alarms • Total loss of access to provisioning.

Classification: Business Critical (BC)	Key to maintaining goodwill
“Business Critical” means any condition that is not an equipment outage, but is deemed by Nortel to be critical to maintaining goodwill with its affected customer.

Examples of a BC

• The customer has been given a work-around but the situation still requires constant attention due to the temporary nature of the work-around • Software application/migration issues that gate the introduction of new services or functionality • Billing error rates that exceed specifications • Corruption of system or billing databases.

Classification: Major (MJ)	Service impacting but not an outage
Problems that result in conditions that seriously affect system operation, maintenance and administration, and require immediate attention. The urgency is less than in a Business Critical situation because of a lesser immediate or impending affect on system performance, customers, and the customer’s operation and revenue.

Examples of a Major

• Degradation of any capacity/traffic measurement function; degradation of functional visibility and/or diagnostic capability • Degradation of access for maintenance or recovery operations • Degradation of the system’s ability to provide any required system critical/major alarms • Loss of access for routine administrative activity • Any system failure without direct immediate impact • Intermittent degradation of services; partial loss of access to provisioning • Software application/migration issues that do not impact service • Reduction in any capacity/traffic measurement function • Any loss of functional visibility and/or diagnostic capability • Any significant increase in product-related customer trouble reports • Follow-up to El customer problems • Other problems that disrupt or prevent routine system activities, or problems that are jointly viewed as Major events by Nortel and the customer.

Classification: Minor (MN)	Non Service impacting
Problems do not significantly impair the functioning of the system and do not significantly affect service to customers. These problems are tolerable during system use. Any condition in a product that is not a Critical or Major Problem, but is a condition that affects the service or operation of a product.

Examples of a Minor

• Service analysis, recorded announcements, operational measurements, maintenance program, or network management problems; or system-related documentation inaccuracies, that do not affect call processing • Test equipment failures for which a backup or manual alternative can be employed • Circuit pack testing problems. Minor Problems shall include any defects or inaccuracies in the product documentation.

b.	Response Times – Upon receipt from Nortel of notification of a Problem, including the severity level assigned to the problem by Nortel and agreed to by Seller at that time, the Seller will respond within the following time frames:

Table 1-2 Response and Resolution Times

Emergency Cases
Problem Severity	Responsiveness	Problem Definition Action Plan, and Status Updates	Escalation to Product Specialist, Engineering support, and Management as required	Time To Restore Service
El	[*]	Updates - continuously	Specialist [*] Mgt [*] if resources required	[*]

E2	[*]	Action plan and initiate recovery actions [*]	Specialist: [*] Mgt [*]	[*]

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		min. Updates - continuously	minutes if resources required

Non Emergency Cases
Problem Severity	Responsiveness	Problem Definition Action Plan, and Status Updates	Escalation to Product Specialist, Engineering support, and Management as required.	Time To Resolve /Close Case
BC	[*]	Updates - continuously	[*]	[*]

Major	[*]	Updates - continuously	[*]	[*]

Minor	[*]	Updates - continuously	[*]	[*]

Notes

•	All references to “days” or “daily” are references to calendar days (including Saturdays and Sundays and all holidays)

•	Intervals above represent supplier time intervals.

•	Nortel will work to engage the Supplier as soon as Problem is determined to be within Supplier’s domain

3.6	Technical Support Service Level Activities – Unless otherwise agreed in writing by the parties on a case-by-case basis. Nortel shall be responsible for Service Level 1 activities and Seller shall be responsible for Service Level 2 and Service Level 3 activities described in this Section 3.6. The definitions of the Technical Support roles are reflected in Table 1-3 Technical Support Roles & Responsibilities and section 3.6.1.

Table I-3 Technical Support Roles & Responsibilities

Tier 1 Role	Tier 2 Role	Tier 3 Role
Customer Interface

Primary interface to customers from case opening to case closure

Note: For Installation & commissioning support: Assist Nortel Employees or customers in their activities on post-GA loads and open cases on product or product documentation defects.

	Assist in customer discussions if requested by tier 1 to add product expertise or share action plans on service impacting issues.	No direct customer interface unless requested by tier 1 and/or tier 2.

Emergency Support

Outage Recovery: Identify that the issue is an outage or potential outage and engage tier 2 immediately following all Tier 1 tasks as defined in section 3.6.1, and attempt basic recovery. Work with the tier 2 / tier 3 and customer on recovery, relying on tier 2 for recovery expertise.

Outage follow ups: Raise cases to tier 2 on customer behalf or for Nortel initiated investigations.

Outage Recovery Expertise: Develop recovery protocol, customer and tier 1 recommendation and provide training. Perform system recovery when requested by tier 1.

Outage follow ups: Investigate & resolve tier 1 originated follow ups. Initiate when appropriate follow ups on outage related issues not identified by tier-1.

Outage Recovery Expertise: Assist tier 2 in complex system recovery Outage follow ups: Investigate & resolve outage follow up Problems. Develop robustness programs to improve network availability, address systemic issues and resolve follow up Problems. 20% release over release improvement target until within specifications.

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Case Management

Opens case: entitlement, document caller, site info, product, problem description, software load, impact statement, symptoms & trigger

Case updates provided as per Table 2 Response and Resolution Times.

Nortel reserves the right to pass through the call and give the Supplier end to end case management responsibilities, for which the Supplier reserves the right to charge Nortel at its then current rates for delivering Tier 1 services.

Accept escalated cases and review for any missing information. Provide tier-1 assistance when requested to help isolate defective product or interoperability issue.

Case updates provided as per Table 2 Response and Resolution Times.

Opens Change Request (CR) for tier-3 investigation when required.

Accept tier-2 generated CRs and quickly review for any missing information. Provide tier-2 assistance when requested to help isolate defective product or interoperability issue.

CR updates provided as per Table 2 Response and Resolution Times.

Troubleshooting

Network Isolation from the solution level to the element or node level, data collection (using templates provided by the supplier) and analysis, problem assessment, technical research on product documentation and known issues and performing the tasks as outlined in section 3.6.1 prior to escalation to Tier 2.

Issue replication: No lab replication of issues will be done by tier 1.

Escalation to tier 2 support:

- Potential product defects

- Issues not resolved through basic issue resolution techniques

- Complex issues requiring tier 2 expertise to isolate Problem

- Potential security issues

Element or node level focus, Investigate escalated cases using advanced troubleshooting tools, techniques, labs and where required debug loads.

Isolate issue to sub-system level or component

Issue Replication: Replicate issues as needed in the Lab.

Escalate to tier 3 support: Raise a Change Request (CR) to escalate issues to design to obtain software or hardware solution

Element or node level design focus, Fault isolation to architectural component (code, component, protocol/specification compliance). Using advanced instrumentation and engineering techniques to debug and troubleshoot hardware and software problems.

Issue Replication: Replicate issues as needed in the Lab.

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Problem Resolution: Release Management & Corrective Content (software and hardware, including firmware as applicable)

- Document and communicate solution to customer, (hardware, software, configuration, etc.)

- Obtain approval to close the case

- Enter time spent working the case

- If required, assist customers in the verification of corrective content

- Define mitigation strategies or interim solutions to remediate impact to customers

- Validate solution internally in labs or through other means, prior to field validation

- Assist tier 1 in the verification of corrective content if required by Nortel

- Enter time spent working the case

Technical bulletins: Prepare and communicate to customer base technical bulletins on known service affecting issues

- Create patches or maintenance releases for all supported loads to include problem investigation, risk evaluation, fix development, unit & functional testing, code inspection, verification, field validation and fix propagation into open streams.

- Responsible for software load content management, software material tracking (e.g. security vulnerability assessment & fix propagation) and schedule. Measure release metrics (software insertion metrics) and measure corrective and preventative actions.

- Enter time spent working the CR

Supplier Information Sharing

Supplier will provide Nortel with continuous access to Supplier’s entire eService portfolio, knowledge management systems, known issue lists or problem tracking databases for products. Supplier will also include Nortel on customer Communications such as technical bulletins and hardware of software update Communications.

3.6.1	Level 1: Level 1 Support activities require a relatively low but broad degree of product expertise. Level 1 support activities include, without limitation, the following activities:

(i)	Receipt and logging of customer problem calls

(ii)	Service entitlement verification

(iii)	Provision of primary support for installation activities, including configuration problems, installation related problems, and post-installation reconfiguration

(iv)	Problem verification (including, but not limited to checking the following: licensing information; log/error messages; whether the customer’s application exceeds Software capacity; whether Customer has the correct version of Software and the operating system, including all patches; whether the customer has the correct version of Documentation; outstanding trouble tickets; inter-server communication integrity; server hardware integrity; and licensing information)

(v)	Problem classification as hardware, software, driver or configuration problems

(vi)	Trouble-shooting using diagnostic Utilities provided by Seller

(vii)	Attempted resolution of hardware problems

(viii)	Response to frequently asked questions (“FAQ”) provided by Seller related to Product

(ix)	Decoding of error messages and attempted provision of corrective action provided by Seller

(x)	Verification of software release level and distribution of updates if necessary

(xi)	Distribution of software updates and major releases to end-users in accordance with Nortel Standard entitlement and distribution process and software upgrade assistance

(xii)	Escalate problems which remain unresolved after Nortel performs Level 1 support activities by contacting Seller support and conforming to the applicable escalation procedure set out below

3.7	Problem Reporting – For each request by Nortel for Technical Support Services from Seller, Nortel will provide Seller with a description (“Problem Report”) of the Problem encountered, including the following, as applicable:

•	Problem severity, determined by Nortel under Section 3.5 (a); Seller’s support staff to confirm assigned severity level

•	date and time incident occurred

•	Log files

•	Operating System type and version/release level

•	Configuration files

•	Network diagram or verbal/written description

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•	Customer E-mail address

•	a description of how to repeat the condition which brought about the Problem.

Seller will identify each outstanding issue relating to a Problem Report with a unique "“Case Number"” for tracking purposes. Seller will communicate Case Numbers to the Seller production manager responsible for the described Product within twenty-four (24) hours of Seller’s receipt of the Problem Report. If requested by Nortel, Seller will work directly with Nortel’s customer in cases involving an escalation to Level 2 or if Nortel and Seller classify the problem severity under Section 3.5 (a) as an E1 priority.

Seller will use its own internal CRM, call logging, and other systems for logging and tracking problem reports received from Nortel, RMA’s, and Field Notification Advisories.

3.8	Communications – Seller will provide unlimited telephone support to Nortel on issues relating to Products, 24 hours a day, seven (7) days a week, 365 days a year under terms as specified in Exhibit I and also Exhibit D. Seller will staff its telephone support service with qualified technical representatives with a detailed working knowledge of the Products. In lieu of telephone contact Nortel may also elect to report problems via e-mail or web based contact, if the latter is available from Seller. In such cases, Seller will have up to eight (8) business hours to review the reported problem, assign a technical support engineer and notify Nortel of the assignment. Notwithstanding the preceding, Seller’s time to respond, as specified in Section 3.5 will be triggered by either (a) Seller’s receipt of notification by mail or web communication, or (b) Seller’s receiving a telephone call from Nortel.

3.8.1	Seller will provide Nortel with continuous access to all of Seller’s problem tracking databases (“Problem Databases”) for Products. Seller will update the Problem Databases as new hardware and software become available and commercially feasible. Seller will staff as appropriate, the Problem Databases with trained, qualified technical personnel and, subject to reasonable allowance for hardware and software downtime, the Problem Database must be accessible 24 hours per day, 7 days per week, 365 days per year. Seller will also provide Nortel with access to any other mechanisms (such as World Wide Web sites) through which Seller communicates with its customers or provides support for Products.

3.8.2	Seller will be responsible for establishing and operating the Problem Databases except that Nortel will be responsible for the local service and access charges associated with Problem Database use.

3.8.3	The Parties shall use reasonable efforts to establish security measures for the electronic exchange of Problem Reports and other information.

3.9	Status Reports – Upon Nortel’s request, Seller will provide a “Status Report” on any Problem logged for Nortel; provided that Nortel identifies the particular Problem by the Case Number assigned to it by Seller. For Problems that have been resolved, the Status Report will include the Case Number, the closing resolution for the Problem, the expected date that a Permanent Solution will be released, and a description of any known Work-Around. For Problems that have not yet been resolved. The Status Report shall include the Case Number, a Problem resolution plan, and a description of any known Work-Around. Each Problem logged for Nortel will remain open until closure notification is received from Seller and accepted by Nortel. For Problems deemed to be “critical” by the parties, the parties’ representative support personnel will meet not less than bi-weekly to discuss the status of Seller’s resolution of the applicable Problem.

3.10	On-site Technical Service – If Nortel requests the on-site presence of a qualified Seller technical support representative at a Nortel location or customer site to diagnose and resolve a Problem, the supplier, after promptly verifying that remote fault resolution is not possible, will have a qualified technical representative available at the location or site within the shortest time reasonably possible. The supplier will provide such on-site service at no charge to Nortel, subject to the following:

•	If the supplier determines that the reported problems are Nortel specific with no supplier software causing impact; and/or

•	If the supplier determines that the reported problems are network specific with no supplier software causing network impact; and/or

If the supplier demonstrates that there was no problem with the supplier software, then the supplier may invoice Nortel for the supplier on-site services at the rates set out in the applicable supply agreement. If the supply agreement doesn’t set out the applicable rates then the supplier may invoice Nortel based on supplier’s then-current professional services rates. In either case the supplier may invoice Nortel for the supplier’s reasonable out of pocket expenses provided such expenses have been approved in advance by Nortel.

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3.11	Termination – For those services available for Products not covered under the Warranty, Nortel may cancel Technical Support for Products upon 90 days prior written notice to Seller. Upon receipt of Nortel’s written notice, Seller will continue to provide Technical Support for the Products until the termination date specified in the notice. Nortel may be entitled to receive from Seller a refund of, or other credit for, the remainder of the applicable (annual or otherwise) Technical Support fee.

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EXHIBIT J

DOCUMENTATION

1 Product Documentation – Seller will provide Nortel with Seller’s standard Product Documentation and other mutually agreed requirements as set forth in the SQRM as requested by Nortel free of charge.

2.1	Product Documentation Subject Matter – Seller will provide Product Documentation, as reasonably required by Nortel, that covers in detail, which may include, but is not limited to, the following Nortel and/or Nortel customer subject matter: site specifications, acceptance test plan, Nortel technical publications, power consumption, grounding schematics, connectivity and configuration, equipment configuration specifications, billing requirement specifications, installation methods, cable drawings, interconnect schematics, assessment of installation characteristics and compliance summary, time standard templates, integrated method of procedure, hardware cabling, assembly drawings, required spares list, engineering plant guide, stock list, reference architecture, hardware support, function support, equipment dimensioning guide, capacity characterization, network security schematic, software order codes, parameter users guide, performance reporting guide, engineering documentation packages, order process, change control process, retrofit process, verification reports (regulatory testing, product safety, temperature and humidity, altitude, earthquake and acoustic), export control, life cycle strategy, cost structure and such other subject matter content as Nortel may reasonably require from time-to-time.

2.2	Development, Verification, and Correction – Seller will develop and store on a server Product Documentation content, including source material, required to document Product releases and ensure that Nortel has access to the server and stored content, including source material. In regard the parties will agree upon the server to be used to store the source material or, if Seller already maintains a server on which it is storing applicable content as of the Effective Date, at no additional charge to Nortel, Seller will grant Nortel access to the then-current server, but still discuss and agree with Nortel where the applicable content should be stored in the future.

3.	Delivery and Distribution – At Seller’s expense Seller will be responsible for distribution of documentation to Nortel’s customers by electronic delivery to Nortel’s documentation repository and website. At Nortel’s request and at no additional charge Seller will deliver Product Documentation as stated above.

4 Nortel Rights to Use – Pursuant to this Agreement, Seller grants Nortel the rights to copy, reprint or repackage and distribute Product Documentation in Nortel’s format, both stand alone or incorporated within other Nortel’s publications.

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EXHIBIT K

HAZARDOUS MATERIALS REGULATIONS

Seller will notify Nortel about the hazardous and toxic materials, as required by the regulations promulgated under all material applicable laws, rules and regulations of any applicable governmental entity including, without limitation, the following U.S. and E.U. laws and other requirements as specified by the SQRM:

(a)	U.S. laws – The Toxic Substances Control Act, Resource Conservation and Recovery Act of 1976, Hazardous Materials Transportation Act, Occupational Safety and Health Act of 1970, Comprehensive Environmental Response, Compensation and Liability Act of 1980, Consumer Product Safety Act, Radiation Control for Health and Safety Act of 1968, Clean Air Act, and Clean Water Act, and

(b)	E.U. laws – The following European Union Environmental Directives: Eco-design of Energy Using Product (EuP), Waste from Electrical and Electronic Equipment (WEEE) directive (effective August 2005) and Restriction on Use of Certain Hazardous Substances (RoHS) (effective July 2006). With respect to the RoHS. Directive, Seller must be able to demonstrate to Nortel’s reasonable satisfaction by December 31,2006 that no lead, hexavalent chromium cadmium, mercury or polybrominated biphenyls (PBB)/polybrominated diphenyl ethers (PBDE) are present in any product covered by the ROHS Directive used or provided by Seller in providing the Products in the EU, except where exemptions allowing the use of such substances apply under applicable law. Within 30 days of the Effective Date Seller will provide Nortel with a copy of its plan regarding its implementation and management of the WEEE and RoHS directives for Nortel’s review. Within ten (10) days of change coming into effect Seller will notify Nortel of any changes to its plan.

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EXHIBIT L

LOGISTICS – EXPORT, TRADE AND SHIPPING REQUIREMENTS

1.	Preferential Trade Agreements – In accordance with any preferential trade agreement (including but not limited to the North American Free Trade Agreement (“NAFTA”), Canada Chile Free Trade Agreement, U.S. Israel Free Trade Agreement and EU-Mediterranean Agreement, etc.) (each of the preceding being a “Preferential Trade Agreement”), Seller must complete exporter’s certificates of origin (“Certificates of Origin”).

1.1

On a calendar quarter basis, where blanket Certificates of Origin are allowed, Seller will provide to Nortel (or, if applicable, Subsidiary or Affiliate entity to which the Products are being sold and delivered) (referred to as “Buyer” in this Exhibit L) with a list of Products that do not qualify for the preferential treatment. On or before December 1st of each calendar year, Seller will provide Buyer with a valid blanket Certificate of Origin for Products that Seller intends to sell to Buyer in the following calendar year,

1.2	Seller will respond in a timely manner to inquiries from governmental authorities, concerning any Certificates of Origin issued and assist Buyer in resolving any issues concerning any Product’s eligibility for Preferential Trade Agreement qualification.

1.3	Seller agrees to notify Buyer at least [*] calendar days in advance of any changes in Seller’s manufacturing process or supply chain that would impact the validity for any Certificate of Origin provided by Seller to Buyer for Nortel or its customers.

1.4	In accordance with the terms and conditions of the Preferential Trade Agreement, Seller must complete Certificates of Origin and distribute them as follows:

1.4.1	Per Shipment – If a Certificate of Origin is prepared for each shipment, Seller will (a) retain the original Certificate of Origin (b) attach a copy of the Certificate of Origin to the customs/shipping documents for qualifying Products, and (c) mark the customs/shipping documents with: Copy of the Exporter’s Certificate of Origin attached.

1.4.2	Blanket Certificate of Origin – If a blanket Certificate of Origin is prepared, Seller will (a) retain the original Certificate of Origin (b) mark the customs/shipping documents for the qualifying Products with: Copy of blanket Exporter’s Certificate of Origin on file and (c) e-mail or mail copies of the blanket Certificate of Origin to Buyer.

1.4.3	If the “Buyer” is Nortel or a Subsidiary entity (as opposed to an Affiliate), all notices and Product lists sent to Buyer in accordance with this Section 1, and all copies of the blanket Certificates of Origin, shall be sent to the contractor handling Nortel customs and trade services, which as of the date of the Agreement is as follows:

Vastera Inc. Solutions for Global Trade,

4315 Metro Parkway

Suite 350,

Ft. Myers, Florida

USA 33916

or

e-mail: SPTNortel@vastera.com

If Buyer changes its contractor for customs and trade services, Buyer will notify Seller of the change in a timely manner.

2.	Customs Invoices and Country of Origin Declarations/Documents – Seller will ensure that customs invoices and country of origin declarations/documents for all Product shipments crossing international borders comply with all applicable laws, treaties and regulations of both the exporting country and the importing country. Seller will indemnify and hold harmless Nortel against any customs liabilities for its failure to comply with the preceding requirements.

3.	Seller will ensure that the customs invoices contain the following information:

(a)	Seller’s entity name and address to which the Purchase Order or Release was addressed (and if different, also Seller’s shipping address and entity handling shipping);

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(b)	Buyer entity to which the Products are being sold and delivered;

(c)	the Nortel product identifiers (i.e., PEC codes) and a clear customs description of the Products;

(d)	the quantity of units of Products sold, including the units of measure;

(e)	the purchase price as well as any related freight charges and Insurance charges;

(f)	the terms of sale (e.g. FCA Incoterms);

(g)	depending on country of destination, when requested by Buyer or its customer, the international tariff to the 6 digit level; and

(h)	the country of origin of each line item

4.	Export Licenses – Seller will apply for all licenses necessary for the export of, Software, or technology being sold to Buyer and notify Buyer when the license is granted, and, if not granted, why the license was denied. Seller will submit license applications in a timely manner and advise Buyer in writing of any anticipated delays in shipping that may result from delayed approval of an application.

5.	C-TPAT and Supply Chain Compliance – Seller shall take all administrative actions required to become a member of the Customs & Trade Partnership Against Terrorism (“C-TPAT”) within sixty (60) calendar days of the Effective Date and/or, if not a member or planning to become a member, to demonstrate to Buyer’s satisfaction, as of the Effective Date, that it is complying with an acceptable number of C-TPAT guidelines as described by U.S. Customs at http://www.customs.gov/xp/cgov/import/commercial enforcement/ctpat/, or such other site as may be provided by the U.S. government from time to time. Seller will also comply with all international supply chain programs designed to protect against acts of terrorism (C-TPAT and all of the described international supply chain security compliance programs will be known collectively herein as “Customs Guidelines”). Seller’s demonstration to Buyer that it is in compliance with Customs Guidelines shall include, without limitation, Seller’s assessment of its then-current supply chain security practices, procedures and measures with respect to compliance with the Customs Guidelines and Seller’s correcting any potential security weaknesses or elements of noncompliance it discovers during the assessment.

6.	Packing Slip Requirements – Seller must affix to its shipments a visible packing slip which contains all order/shipment information described in Exhibit B to the Agreement. Seller must not affix any documents containing pricing to the physical freight.

7.	Routing Instructions – Seller must request routing instructions from Buyer for all shipments. In that regard Seller will makes its request by e-mail to dvenning@nortel.com. In response to such requests Buyer will provide Seller with at contract signing appropriate written routing instructions.

7.1	Seller will comply with any routing guides supplied by Buyer. For non-compliant shipments, Nortel will charge back to the Seller additional transportation costs incurred as a result of any non-compliance.

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EXHIBIT M

DEBARMENT CERTIFICATE

(S A M P L E)

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION - LOWER TIER COVERED TRANSACTIONS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, 7 CFR Part 3017, Section 3017.510, Participants’ responsibilities. The regulations were published as Part IV of the January 30, 1989, Federal Register (pages 4722-4733).

(BEFORE COMPLETING CERTIFICATION, READ INSTRUCTIONS ON REVERSE)

(1)	The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

(2)	Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

Organization Name	PR/Award Number or Project Name

Name and Title of Authorized Representative

Signature	Date

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Instructions For Certification

1.	By signing and submitting this form, the prospective lower tier participant is providing the certification set out on the reverse side in accordance with these instructions.

2.	The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the prospective lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

3.	The prospective lower tier participant shall provide immediate written notice to the person to which this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4.	The terms “covered transaction”, “debarred”, “suspended”, “ineligible”, “lower tier covered transaction”, “participant”, “person”, “primary covered transaction”, “principal”, “proposal”, and “voluntarily excluded”, as used in this clause, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

5.	The prospective lower tier participant agrees by submitting this form that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

6.	The prospective lower tier participant further agrees by submitting this form that it will include this clause titled “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions”, without modification, in all lower tier covered transactions and in all solicitations for lower tier covered transactions.

7.	A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not debarred, suspended, ineligible, or voluntarily excluded from the covered transaction, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the Non-procurement List.

8.	Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

9.	Except for transactions authorized under paragraph 5 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

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EXHIBIT N

SECURITY VULNERABILITY SUPPORT REQUIREMENTS

Definitions – The following definitions will apply to this Exhibit and any references to the same terms anywhere else in the Agreement:

Malware means malicious software and/or firmware operating without a user’s explicit consent. Malware consists of two categories: (i) viral (e.g., viruses and worms), and (ii) non-viral (e.g., remote administration trojans [RATs], distributed denial of service [DDoS] zombie agents, spyware, adware, hacker tools network sniffers and keyloggers] and administrative tools used by unauthorized personnel).

Remedy will have the meaning set out in Section 3.3iii below,

Revenue Risk means an assessment of the impact on Nortel Customers’ revenue, should a Nortel Product experience a failure. The Revenue Risk can be assessed as being “negligible”, “low”, “medium” or “high”.

Secure Channel means a technology providing privacy, integrity, and authentication in point-to-point Communications.

Security Vulnerability(ies) means a security exposure that results from a product flaw, or a particular software and/or firmware implementation that can be exploited to violate a system’s security, interfere with and/or disrupt the proper operation of the system, including, but not limited to, Malware.

1.	Availability of Security Vulnerability Support – Seller shall provide Security Vulnerability support as described in this Exhibit within a 36 hour turnaround period on a 7/24 basis,

2.	Management of Security Vulnerability Issues. – All Communications and deliveries related to Security Vulnerability issues shall be made via a Secure Channel. With respect to either party reporting a Security Vulnerability or dealing with issues concerning any Security Vulnerability issues the following parties will be the single points of contact for Seller and Nortel:

Seller: ANDA Networks, Inc.	Nortel:
Name: Brian Friedland	Name: Security Advisory Task Force (SATF)
Email: bfriedland@andanetworks.com	Email: NNSATF@nortel.com
Phone : 408-519-4834	Phone: n/a

Further, Seller will copy the Nortel business contact listed under “Notices” section in the Agreement on all notices and Communications from Seller to the SATF.

3.	Response to Security Vulnerability. – Seller shall follow the process for investigation and remediation of Security Vulnerabilities as set forth below.

3.1	Response time – Except in the case of Nortel first notifying Seller of a Security Vulnerability, Seller shall notify Nortel that it has identified or received notification of a Security Vulnerability within twenty-four (24) hours of the earlier of its discovery or of receipt of notice of such Security Vulnerability and communicate the following information to Nortel:

i.	A high level description of the Security Vulnerability and its scope;

ii.	A description of how the Security Vulnerability could be exploited; and

iii.	A description of the Software and/or Firmware affected, including versions thereof.

Further, Nortel will notify Seller of any Security Vulnerability Nortel discovers and Seller will respond to such notice within 24 hours of receipt with items ii and iii above.

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3.2	Prioritization – Immediately following one party notifying the other of a Security Vulnerability, Seller and Nortel will discuss the Security Vulnerability to determine its priority. The parties will assign a priority based on the ease with which the Security Vulnerability can be exploited and based on the Revenue Risk attributable to the Nortel products using the affected software or firmware. Based on the priority assigned to a Security Vulnerability, the parties will agree in writing (e.g., e-mail with confirmation) on the frequency at which Seller shall provide progress reports to Nortel as well as the level of details to be provided in those progress reports.

3.3	Diagnosis and Remedy Development – Upon receipt of notice of a Security Vulnerability from Nortel or Seller’s discovery of a Security Vulnerability, whichever occurs first, Seller must:

i.	Perform a thorough analysis of the Security Vulnerability to understand its cause and its potential impact;

ii.	Investigate possible collateral or consequential Security Vulnerabilities;

iii.	Develop one or more fixes for all affected versions of software and firmware, test the effectiveness of the fixes and document the fixes (collectively, the “Remedy”);

iv.	Work closely with Nortel’s employee primes, if any, assigned by Nortel during the prioritization process described in Section 3.2 to work the particular Security Vulnerability;

v.	Provide periodic status reports to Nortel at the frequency agreed upon with Nortel during the prioritization discussion, such reports containing as a minimum of:

¡	new information on the nature of the Security Vulnerability and its potential impact(s);

¡	progress made on the Remedy since the last progress report;

¡	progress towards meeting the Remedy Delivery Due Date, as defined in 3.4 below; and

¡	any additional information agreed upon as determined during the prioritization discussion.

3.4	Remedy Delivery Due Date – Seller shall deliver a Remedy to Nortel no later than the earliest of the following (“Remedy Delivery Due Date”):

i.	if public disclosure of the Security Vulnerability is being intentionally avoided to reduce the risk of having the Security Vulnerability being exploited while the affected suppliers implement Remedies, the Remedy shall be delivered to Nortel no later than thirty (30) calendar days before the planned public disclosure date of the Security Vulnerability;

ii.	the Remedy shall be delivered to Nortel no later than the agreed upon date during the prioritization discussion; or

iii.	the Remedy shall be delivered to Nortel no later that the last delivery made to any of Seller’s customers of affected software or firmware.

Notwithstanding the preceding, if the Security Vulnerability becomes public knowledge before the vendor(s) of the affected software corrects the Security Vulnerability, Seller must make best efforts to implement a Remedy.

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EXHIBIT O

INFORMATION SYSTEMS SECURITY

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EXHIBIT P

List of Open Source software used by Seller and their license agreement

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EXHIBIT O

AFFILIATES

Nortel Affiliates located in the following geographic regions may purchase under this Agreement:

1.	North America

2.	Asia Pac

3.	EMEA

4.	CALA